UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DYAX CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DYAX CORP.
55 NETWORK DRIVE
BURLINGTON, MASSACHUSETTS 01803
(617) 250-5500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2012

The 2012 Annual Meeting of Stockholders of Dyax Corp., a Delaware corporation (“Dyax”), will be held at the offices of Dyax Corp., 55 Network Drive, Burlington, Massachusetts 01803, at 2:00 p.m. local time on Wednesday, May 9, 2012, for the following purposes:

1.	To elect the three nominees named in this proxy statement as Class III directors to serve until the 2015 Annual Meeting of Stockholders.
2.	To approve an amendment of Dyax’s Amended and Restated 1995 Equity Incentive Plan (the “Equity Plan”) to increase the number of shares of common stock available for issuance under the plan by 5,000,000 shares less the increase, if any, in the number of shares available for future equity awards under the Equity Plan as a result of the stock option exchanges described in Proposals 3, 4 and 5 in this proxy statement.
3.	To approve a stock option exchange for our non-executive employees.
4.	To approve a stock option exchange for our executive officers.
5.	To approve a stock option exchange for our non-employee directors.
6.	To ratify the appointment of PricewaterhouseCoopers LLP as Dyax’s independent registered public accounting firm for the 2012 fiscal year.
7.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

The record date for the Annual Meeting is March 30, 2012. Accordingly, only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors, Nathaniel S. Gardiner Secretary

April 11, 2012

*************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2012

This Proxy Statement and our Annual Report are available online at https://materials.proxyvote.com/26746E.
To obtain directions to our offices in order to attend the annual meeting in person, please visit our website at http://www.dyax.com/company/contact-us/directions.html or contact Investor Relations at (617) 225-2500.

i

DYAX CORP.
55 NETWORK DRIVE
BURLINGTON, MASSACHUSETTS 01803
(617) 250-5500

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

We are soliciting proxies from our stockholders to vote at our 2012 Annual Meeting of Stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held at 2:00 p.m. local time on Wednesday, May 9, 2012 at our offices at 55 Network Drive, Burlington, Massachusetts 01803. For directions to our offices in order to attend the annual meeting in person, please visit our website at http://www.dyax.com/company/contact-us/directions.html or contact Investor Relations at (617) 225-2500.

The proxy materials, including this proxy statement, the proxy card and our Annual Report, are being distributed and made available on the Internet at https://materials.proxyvote.com/26746E on or about April 11, 2012.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

We are soliciting proxies for our annual meeting of stockholders to be held on Wednesday, May 9, 2012. You are receiving a proxy statement because you owned shares of our common stock on March 30, 2012, the record date for the annual meeting, and that ownership entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting.

When and where is the Annual Meeting?

The annual meeting will be held at our offices at 55 Network Drive, Burlington, Massachusetts 01803 at 2:00 p.m. on Wednesday, May 9, 2012, or at any future date and time following an adjournment or postponement of the meeting.

What proposals will be voted on at the Annual Meeting?

The six proposals to be considered and voted on at the annual meeting, as set forth in the accompanying Notice of Annual Meeting of Stockholders, are (i) the election of our three nominees for Class III directors, (ii) a vote to increase shares available under our Amended and Restated 1995 Equity Incentive Plan, (iii) a vote to approve a stock option exchange for non-executive employees, (iv) a vote to approve a stock option exchange for executive officers, (v) a vote to approve a stock option exchange for non-employee directors; and (vi) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2012 fiscal year.

As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

Do I have to attend the meeting to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. The following summary outlines the various procedures for voting:

Stockholder of Record: Shares Registered in Your Name.

If on March 30, 2012 your shares were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote in person at the annual meeting, by mail or over the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Voting in person will revoke your proxy. There are three ways to vote:

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•	To vote over the Internet, access our secure website registration page through the Internet at https://materials.proxyvote.com/26746E, and follow the instructions. You will need to have the control number that appears on your proxy card available when voting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.

If on March 30, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet, as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 30, 2012, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding 98,800,253 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting.

See “Do I have to attend the meeting to vote” above for more information regarding voting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 98,800,253 outstanding and entitled to vote. Thus, 49,400,127 must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker in “street name”, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters such as mergers, stockholder proposals, executive compensation and elections of directors. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” our three nominees for director; “FOR” approval of an increase in shares available under the Equity Plan; “FOR” approval of the stock option exchange for non-executive employees; “FOR” approval of the stock option exchange for executive officers; “FOR” approval of the stock option exchange for non-employee directors; and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2012 fiscal year.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy vote by mail or over the Internet with a later date.
•	You may send a written notice that you are revoking your proxy to our Secretary, Nathaniel S. Gardiner, c/o Dyax Corp. 55 Network Drive, Burlington, Massachusetts, 01803.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What is the vote required for a proposal to pass?

Proposal 1

The affirmative vote of the holders of a plurality of the shares represented in person or by proxy is required for the election of directors. Broker non-votes and proxies marked to withhold authority with respect to the election of a Class III director will not be voted with respect to the director indicated, although they will be counted for purposes of determining whether there is a quorum present at the meeting. As a result, the three director nominees receiving the highest number of votes will be elected.

Proposal 2

The affirmative vote of the holders of a majority of votes cast at the meeting is required for approval of the vote to amend our Amended and Restated 1995 Equity Incentive Plan to increase the number of shares available for issuance under the plan. Proxies marked as abstentions on such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the voting outcome.

Proposal 3

The affirmative vote of the holders of a majority of votes cast at the meeting is required for approval of the vote to amend our Amended and Restated 1995 Equity Incentive Plan to allow us to implement a stock option exchange for our non-executive employees. Proxies marked as abstentions on such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the voting outcome.

Proposal 4

The affirmative vote of the holders of a majority of votes cast at the meeting is required for approval of the vote to amend our Amended and Restated 1995 Equity Incentive Plan to allow us to implement a stock option exchange for our executive officers. Proxies marked as abstentions on such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the voting outcome.

Proposal 5

The affirmative vote of the holders of a majority of votes cast at the meeting is required for approval of the vote to amend our Amended and Restated 1995 Equity Incentive Plan to allow us to implement a stock option exchange for our non-employee directors. Proxies marked as abstentions on such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the voting outcome.

Proposal 6

The affirmative vote of the holders of a majority of votes cast at the meeting is also required for approval of the vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2012 fiscal year. Proxies marked as abstentions on such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the voting outcome.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the Securities and Exchange Commission, or SEC, within four days after the annual meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the annual meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing the proxy materials, our officers, directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts. We have engaged one such third party, Phoenix Advisory Partners, LLC, to assist in the solicitation of proxies and provide related advice and informational support. The fees for such services are not expected to exceed $10,000 in the aggregate.

Householding of Annual Meeting Materials.

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 55 Network Drive, Burlington, Massachusetts 01803, Attn: Investor Relations, telephone: (617) 225-2500. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

No Appraisal Rights.

There are no appraisal rights associated with any of the proposals being considered at the annual meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of March 1, 2012 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each of our current executive officers and any former executive officers named in the Summary Compensation Table included in “Executive Compensation” below, (iii) our current directors, and (iv) all our current executive officers and directors as a group.

	Number of Shares Beneficially Owned
Beneficial Owner	Shares(1)	Percent
Federated Investors, Inc. and related entities(2)	17,776,264	18.0%
PRIMECAP Management Company(3)	8,631,700	8.7%
RA Capital Management LLC(4)	7,072,436	7.2%
BlackRock, Inc.(5)	6,461,380	6.5%
Vanguard Group, Inc.(6)	5,028,109	5.1%
Susan B. Bayh(7)	148,917	*
Henry E. Blair(8)	1,567,143	1.6%
Ron Cohen(9)	17,855	*
James W. Fordyce(10)	192,257	*
Mary Ann Gray(11)	158,917	*
Thomas L. Kempner(12)	2,707,848	2.7%
Henry R. Lewis(13)	206,924	*
David J. McLachlan(14)	179,517	*
Paolo Pucci(15)	17,855	*
Gustav Christensen(16)	1,472,500	1.5%
Ivana Magovcevic-Liebisch(17)	779,634	*
George V. Migausky(18)	367,499	*
William E. Pullman(19)	484,999	*
All current directors and executive officers as a group (12 Persons)(20)	8,301,865	8.4%

*	Less than 1%
(1)	The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.
(2)	On February 9, 2012, Federated Investors, Inc. and certain related entities filed a Schedule 13G/A with the Securities and Exchange Commission (the “SEC”), which states that Federated Investors, Inc. has shared voting and dispositive power over 17,776,264 shares of common stock. The address of Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, PA 15222-3779. Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc. All of Federated Investors, Inc.’s voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees.
(3)	On February 13, 2012, PRIMECAP Management Company filed a Schedule 13G/A with the SEC, which states that PRIMECAP Management Company has sole voting power over 5,825,000 shares of our common stock and sole dispositive power over 8,631,700 shares. The address of PRIMECAP Management Company is 225 South Lake Avenue, Suite 400, Pasadena, CA 91101.

(4)	On February 14, 2012, RA Capital Management, LLC and a related party filed a Schedule 13G/A with the SEC, which states that RA Capital Management, LLC has sole voting and dispositive powers over 7,072,436 shares of our common stock. Peter Kolchinsky, as the manager of RA Capital Management, LLC, has sole voting and dispositive powers over 7,072,436 shares of our common stock. The address of RA Capital Management, LLC and its affiliates is 20 Park Plaza, Suite 1200, Boston, Massachusetts, 02216.
(5)	On February 13, 2012, BlackRock, Inc. filed a Schedule 13G/A with the SEC. The Schedule 13G/A states that BlackRock, Inc. has sole voting and dispositive power over 6,461,380 shares of common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(6)	On February 9, 2012, The Vanguard Group, Inc. filed a Schedule 13G with the SEC, which states that The Vanguard Group, Inc. has sole voting power over 136,381 shares of our common stock and shared dispositive power over 4,891,728 shares. The address of Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(7)	Ms. Bayh resigned as a director effective as of March 30, 2012. Her holdings consist entirely of shares of common stock issuable to Ms. Bayh upon the exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(8)	Consists of (i) 114,100 shares which are held in a trust for the benefit of Mr. Blair’s daughter, as to which Mr. Blair disclaims beneficial ownership, (ii) 100 shares owned by Mr. Blair’s wife, (iii) 362,110 shares held by Mr. Blair personally, and (iv) 1,090,833 shares of common stock issuable to Mr. Blair upon exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(9)	Consists entirely of shares of common stock issuable to Dr. Cohen upon the exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(10)	Consists of (i) 34,340 shares held by Mr. Fordyce personally, and (ii) 157,917 shares of common stock issuable to Mr. Fordyce upon exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(11)	Consists of (i) 10,000 shares held by Dr. Gray personally, and (ii) 148,917 of shares of common stock issuable to Dr. Gray upon the exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(12)	Consists of (i) 1,143,233 shares of common stock held in trusts for the benefit of Mr. Kempner’s brother’s children, Mr. Kempner’s children and Mr. Kempner, of which Mr. Kempner is a trustee, (ii) 5,021 shares held by Mr. Kempner’s spouse, (iii) 11,792 shares held by Pinpoint Partners Corporation, of which Mr. Kempner is President, (iv) 53,764 shares owned by Loeb Investors Co. IX, of which Mr. Kempner is the Managing Partner, (v) 1,308,810 shares owned by Loeb Holding Corporation, of which Mr. Kempner is the Chairman and Chief Executive Officer, all of which Mr. Kempner disclaims beneficial ownership except to the extent of his pecuniary interest, and (vi) 27,311 shares held by Mr. Kempner personally. Also includes 157,917 shares of common stock issuable to Mr. Kempner upon exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(13)	Consists of (i) 56,507 shares held by Dr. Lewis personally, and (ii) 150,417 shares of common stock issuable to Dr. Lewis upon exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(14)	Consists of (i) 29,100 shares held by Mr. McLachlan personally, and (ii) 150,417 shares of common stock issuable to Mr. McLachlan upon exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(15)	Consists entirely of shares of common stock issuable to Mr. Pucci upon the exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(16)	Consists of (i) 65,000 shares held by Mr. Christensen personally, and (ii) 1,407,500 shares of common stock issuable to Mr. Christensen upon the exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(17)	Consists of (i) 5,000 shares held by Dr. Magovcevic-Liebisch personally, and (ii) 774,634 shares of common stock issuable to Dr. Magovcevic-Liebisch upon the exercise of outstanding options exercisable within the 60-day period following March 1, 2012.

(18)	Consists of (i) 40,000 shares held by Mr. Migausky personally, (ii) 30,000 shares held in three separate trusts (10,000 shares each) for the benefit of each of Mr. Migausky’s three children, as to which Mr. Migausky disclaims beneficial ownership, and (iii) 297,499 shares of common stock issuable to Mr. Migausky upon the exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(19)	William E. Pullman left the company as of March 13, 2012. His holdings consist entirely of shares of common stock issuable to Dr. Pullman upon the exercise of outstanding options exercisable within the 60-day period following March 1, 2012.
(20)	See Notes 7 through 19. Includes 5,005,677 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following March 1, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. On March 29, 2012, Henry Blair filed a Form 4 disclosing beneficial ownership of shares indirectly through his spouse, which were purchased prior to their wedding on April 23, 2011. With the exception of this late filing, and based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2011 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

PROPOSAL 1

Election of Directors

Our Board of Directors has fixed the number of directors at nine. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2012 annual meeting, the three nominees named in this proxy statement as Class III Directors will be elected to hold office for three years until their successors are elected and qualified. The Board has nominated Ron Cohen, David J. McLachlan and Paolo Pucci for election as Class III Directors at the upcoming annual meeting. Each nominee is an independent director as defined by applicable NASDAQ Stock Market standards governing the independence of directors. Each nominee has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.

Votes Required

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director and Current Directors

The following table contains biographical information as of March 1, 2012 about the nominees for Class III Director and current directors whose terms of office will continue after the annual meeting. The table includes information provided by each director as to their age, current position, principal occupation and experience for the past five years, and the names of other publicly-held companies for which they currently serve as a director or have served as a director during the past five years. It should be noted that one of our current Class III directors, Henry Lewis, will not be standing for reelection at the upcoming annual meeting.

Current SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided for each director.

As you read the disclosure, please keep in mind that any specific qualification, attribute or skill that is attributed to one director should not necessarily imply that other directors do not possess that qualification, attribute or skill. Furthermore, this disclosure does not impose on any director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each other member of the Board.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of the Company’s business and structure at that time, the content of this discussion may change for one or more directors in future years.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
	Class III Directors (present term expires in 2012)*
Ron Cohen, M.D. Age: 56	Ron Cohen, M.D., has been a director of Dyax since 2011. Dr. Cohen has been President and Chief Executive Officer of Acorda Therapeutics, Inc. since the company was founded in 1995. Dr. Cohen received his B.A. degree with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons and is Board Certified in Internal Medicine. Dr. Cohen previously was a Director and Chairman of the New York Biotechnology Association. He currently serves as a member of the Executive Committee and as Chairman of the Emerging Company Section of the board of the Biotechnology Industry Organization (BIO). He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council.	2011
	Dr. Cohen brings the experience and perspective of a physician and chief executive officer of a biotechnology company and as an officer in the industry’s leading industry organizations.
David J. McLachlan Age: 73	David J. McLachlan has been a director of Dyax since 1999. He was the Executive Vice President and Chief Financial Officer of Genzyme Corporation from 1989 to 1999 and a senior advisor to Genzyme’s chairman and chief executive officer through June 2004. Prior to joining Genzyme, Mr. McLachlan served as Chief Financial Officer and Vice President of Adams-Russell Company, an electronic component supplier and cable television operator. Mr. McLachlan currently serves on the Board of Directors of HearUSA Inc., a hearing care company, Deltagen, Inc., a provider of research tools for drug discovery efforts in the biopharmaceutical industry, and Skyworks Solutions, Inc., a manufacturer of analog, mixed signal and digital semiconductors for mobile communications.	1999
	Mr. McLachlan has extensive experience in accounting and finance issues for biotechnology companies, as well as corporate finance, and serves as our Audit Committee’s designated “audit committee financial expert”. Mr. McLachlan brings to the Board his experience as the former chief financial officer of Genzyme Corporation. He has also served on boards and audit committees of other public companies.
Paolo Pucci Age: 50	Paolo Pucci has been a director of Dyax since 2011. Mr. Pucci has served as Chief Executive Officer and a member of the Board of Directors of ArQule, Inc. since 2008. Prior to joining ArQule, Mr. Pucci was a senior vice president and president in charge of the Bayer-Schering Pharmaceuticals Global Oncology/Specialized Therapeutics Business Unit of Bayer A.G. Previously, Mr. Pucci was senior vice president of Bayer Pharmaceuticals Global Specialty Business Unit, president of U.S. Pharmaceutical Operations and a member of the Bayer Pharmaceuticals Global Management Committee. Mr. Pucci joined Bayer as head of its Italian Pharmaceutical operations in 2001. Prior to Bayer, Mr. Pucci held positions of increasing responsibility with Eli Lilly, culminating with his appointment as Managing Director, Eli Lilly Sweden AB.	2011
	Mr. Pucci holds an MBA from the University of Chicago and is a graduate of the Universita Degli Studi Di Napoli in Naples, Italy.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
	Mr. Pucci brings extensive experience as a pharmaceutical executive in Europe and the United States and the perspective of chief executive officer of a biotechnology company.
	Class I Directors (present term expires in 2013)
Henry E. Blair Age: 68	Henry E. Blair is Chairman of Dyax Corp. and has been a director and officer of Dyax since co-founding the Company in 1989 under the name Biotage, Inc. He served as Chief Executive Officer of Dyax from 1997 through 2008 and has also served as its Chairman of the Board since the merger with Protein Engineering Corporation in 1995. Mr. Blair has over thirty years of experience working in the biopharmaceutical industry. In addition to Dyax, he co-founded Genzyme Corporation. His enzyme replacement therapy research for Gaucher disease, while he was working at Tufts University School of Medicine, was largely responsible for Genzyme’s first therapeutic program and flagship product, Cerezyme®. He also co-founded Biocode, Inc. and GelTex Pharmaceuticals, Inc. Additionally, Mr. Blair has previously served on several public companies’ boards, particularly during their start-up phases, including GTC Biotherapeutics, Inc., Esperion Therapeutics, Inc., Celtrix Pharmaceuticals, Inc. and DynaGen, Inc. In addition to these directorships, Mr. Blair has served on the board of overseers at Tufts University School of Medicine and the Lahey Hitchcock Clinic and was a trustee of the Harvard-affiliated Center for Blood Research, Inc. (now the Immune Disease Institute).	1989
	Mr. Blair has extensive experience as a founder, executive, advisor and director of several biotechnology companies with a strong background in research and development, manufacturing and business development of biopharmaceuticals for orphan indications. With Mr. Blair’s more than 20 years of experience working with Dyax, as a director and as its former Chief Executive Officer, he brings to the Board a broad and deep knowledge of our organization and its capabilities as well as the financial markets in which we operate.
Gustav Christensen Age: 64	Gustav Christensen is the President and Chief Executive Officer of Dyax and has been a director of Dyax since 2008. From April 2007 through December 2008, Mr. Christensen served as Executive Vice President and Chief Business Officer of Dyax, where he oversaw the Company’s partnering strategy as well as other business development activities such as licensing and collaboration transactions. Previously, Mr. Christensen was Managing Director of Apeiron Partners, LLC, a boutique life sciences investment bank, from 2005 to 2007. He began his career as General Manager at Baxter Travenol Laboratories and left in 1983 to become the Vice President of Business Development at Genetics Institute Inc. from 1983 to 1988. Additionally, he has been the CEO or senior manager of several biopharmaceutical firms. Mr. Christensen received his Master of Science in Economics from the University of Aarhus (Denmark) and his Master of Business Administration from Harvard Business School.	2008

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
	Mr. Christensen, who serves as a director in his capacity as our Chief Executive Officer, brings to our Board strong management capabilities and extensive experience in management and business development of biotechnology companies and in commercialization of pharmaceutical products. He also brings valuable experience in the financing of biotechnology companies.
	Class II Directors (present term expires in 2014)
James W. Fordyce Age: 69	James W. Fordyce has been a director of Dyax since 1995. Since 2001 Mr. Fordyce has been Managing Partner of MEDNA Partners LLC, a private advisory firm. From 1981 to 2004 he was a general partner of Prince Ventures LP, a venture capital management firm focused on investments in medicine and the life sciences. He is currently a member of the Board of Directors of several privately-held companies and is Chairman Emeritus of the Board of Directors of the Albert and Mary Lasker Foundation.	1995
	Mr. Fordyce has extensive experience as a venture capital investor in life science companies. Through his service as an outside director of several development stage companies, Mr. Fordyce brings to our Board his insight into business development and strategic planning, as well as his experience in compensation and governance issues.
Mary Ann Gray Age: 59	Mary Ann Gray, PhD has been a director of Dyax since February 2004 and has served as our Lead Director since 2008. Dr. Gray established Gray Strategic Advisors, LLC in August 2003 to provide strategic advice to both public and private biotechnology companies. From 1999 to July 2003, she served as a Senior Analyst and Portfolio Manager of the Federated Kaufmann Fund, focusing on both public and private healthcare investments. Prior to joining the Kaufmann Fund, Dr. Gray was a sell-side biotechnology analyst with Kidder Peabody, and held similar positions with Warburg Dillon Read and with Raymond James & Associates. Additionally, Dr. Gray has over twelve years of experience as a scientist in academia and industry. She held scientific positions at Schering Plough Corporation and NeoRx Corporation, and early in her career Dr. Gray managed pre-clinical toxicology studies for the National Cancer Institute through Battelle Memorial Institute. She also serves as a director of Acadia Pharmaceuticals, Inc., and Senomyx, Inc., both biotechnology companies.	2004
	Dr. Gray has extensive experience as a financial analyst in the healthcare industry and a consultant to biotechnology companies, as well as experience in industrial and academic research. Dr. Gray brings to our Board this background in scientific research and development as well as her knowledge of the financial markets. She also has experience as a director of several other public and private biotechnology companies.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Thomas L. Kempner Age: 84	Thomas L. Kempner has been a director of Dyax since 1995, and previously was a director of Protein Engineering Corporation before it merged with Biotage and the combination was renamed Dyax. Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation, an investment banking firm, and its predecessors since 1978. He is also President of Pinpoint Partners Corporation, the general partner of the Loeb Investment Partnerships. Mr. Kempner is a director of IGENE BioTechnology, Inc., and Intersections, Inc.	1995
	Mr. Kempner has extensive experience with capital markets transactions, including in his capacity as an investor in several biotechnology companies. He brings to the Board his knowledge of finance and financial markets and his management experience. Mr. Kempner has also served as a director of several public companies in a broad range of industries.

WE RECOMMEND A VOTE “FOR” EACH OF OUR THREE DIRECTOR NOMINEES

PROPOSAL 2

APPROVAL OF AN INCREASE IN SHARES AVAILABLE
FOR ISSUANCE UNDER OUR 1995 EQUITY INCENTIVE PLAN

Our Amended and Restated 1995 Equity Incentive Plan, referred to as the Equity Plan, is an important part of our compensation program and we believe it is essential to our ability to attract and retain qualified employees in an extremely competitive environment in which employees view equity incentives as an important component of their compensation. As of March 1, 2012, we have 658,513 shares, or less than 1% of the Company’s outstanding shares of Common Stock, available for issuance under the Equity Plan. Consequently, in order for us to retain the ability to offer equity incentives to our employees at competitive levels, we need to increase the number of shares available for issuance under the Equity Plan.

We are proposing to increase the number of shares available for issuance under the Equity Plan by 5,000,000 shares, provided that this number will be reduced on a share for share basis if and to the extent that any shares are returned to the Equity Plan in connection with the completion of one or more of the stock option exchanges described in Proposals 3, 4 and 5, each of which are subject to approval by our stockholders.

The closing price of Dyax’s common stock on the NASDAQ Global Market on March 1, 2012 was $1.42 per share. The material terms of the Equity Plan and a more detailed description of the proposed amendment are set forth below.

General Description of Equity Plan

The purpose of the Equity Plan is to attract and retain employees, directors and consultants and to provide an incentive for these persons to achieve our long-range performance goals. The Equity Plan permits us to grant equity awards to our employees, directors and consultants, including incentive and non-statutory stock options, stock appreciation rights, performance shares, restricted stock and stock units. To date, we have granted only incentive stock options, non-statutory stock options, restricted stock and restricted stock units under the Equity Plan. As of March 1, 2012, 119 non-executive employees, 3 executive officers and 9 non-employee directors were eligible to participate in the Equity Plan. As of March 1, 2012, 3,939,091 shares of common stock have been issued pursuant to awards under the Equity Plan, and 14,459,885 shares are reserved for issuance, of which 13,801,372 are subject to outstanding options and restricted stock units and 609,537 shares remain available for future awards. Outstanding options have exercise prices ranging from $1.12 to $14.14. The weighted average exercise price of all outstanding options is $3.05 per share and the weighted average term is 7.04 years. All options granted have a term of ten years. In addition to options, 239,840 shares of our common stock have been issued as restricted stock under the Equity Plan, 78,240 of which have been cancelled, and 411,667 shares have been reserved for issuance under restricted stock units, or RSUs. As the amount of any awards under the Equity Plan is within the Compensation Committee’s discretion, total awards that may be granted for a fiscal year are not determinable until completion of the year.

Total Awards Under the Equity Plan

The following table sets forth shares underlying awards granted under the Equity Plan through March 1, 2012:

Number of Shares of Common Stock Underlying Options and RSUs
Current executive officers:
Gustav Christensen, President and Chief Executive Officer	2,645,000
Ivana Magovcevic-Liebisch, Ph.D., J.D., Executive Vice President and Chief Business Officer	1,216,093
George V. Migausky, Executive Vice President and Chief Financial Officer	677,500
Current executive officers as a group (3 persons)	4,538,593
Current nominees for director:
Ron Cohen, M.D.	25,000
David J. McLachlan	152,500
Paolo Pucci	25,000
Current non-executive officer directors as a group (9 persons)	2,247,000
Other Dyax employees as a group	7,015,779
Total Awards through March 1, 2012	13,801,372

Administration and Eligibility

Awards are made by the Compensation Committee, which has been designated by our Board of Directors to administer the Equity Plan. Subject to certain limitations, the Compensation Committee may delegate to one or more of our executive officers the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 and are not “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee has authorized our Chief Executive Officer to make a limited number of Awards to non-executive employees within parameters approved by the Committee.

The Compensation Committee administers the Equity Plan and determines the terms and conditions of each award to our executive officers and directors, including the exercise price, the form of payment of the exercise price, the number of shares subject to the award and the time at which such options become exercisable. The exercise price of any incentive stock option granted under the Equity Plan may not, however, be less than the fair market value of the common stock on the date of grant and the term of any such option cannot be greater than 10 years. The exercise price of any non-statutory stock option is determined by the Compensation Committee.

Awards

The 1995 Equity Incentive Plan provides for the following categories of awards:

Stock Options.  Our Compensation Committee may grant options to purchase shares of common stock that are either incentive stock options, or ISOs, eligible for the special tax treatment described below or non-statutory stock options. No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as our Compensation Committee may determine, including by delivery of a note or shares of common stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention.

Restricted Stock.  Our Compensation Committee may grant shares of common stock that are only earned if specified conditions, such as completing a period of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture. Shares of restricted stock may not be sold, transferred or otherwise encumbered until earned, unless the Compensation Committee provides otherwise.

Restricted Stock Units.  Our Compensation Committee may grant the right to receive shares of common stock subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

Unrestricted Stock.  Our Compensation Committee may grant shares of common stock that are not subject to restrictions or forfeiture.

Stock Appreciation Rights.  Our Compensation Committee may grant stock appreciation rights, or SARs, where the participant receives cash, shares of common stock, or other property, or a combination thereof, as determined by the Compensation Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option shall have an exercise price not less than 100% of the Fair Market Value of the common stock on the date of award may be granted at such exercise prices as the Committee may determine. The Committee shall determine the manner of calculating the excess in value of the shares of common stock over the exercise price of a Stock Appreciation Right.

Federal Income Tax Consequences Relating to Equity Awards.

Incentive Stock Options.  An optionee does not realize taxable income upon the grant or exercise of an incentive stock option, known as an ISO, under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to Dyax for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, referred to as a disqualifying disposition, then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) Dyax is entitled to deduct this amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Non-statutory Stock Options.  No income is realized by the optionee at the time a non-statutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) Dyax receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by Dyax.

Restricted Stock.  Awards of restricted stock that are non-transferable and subject to forfeiture are generally not taxable to the recipient until the shares vest. When the shares vest, the recipient realizes compensation income equal to the difference between the amount paid for the shares and their fair market value at the time of the vesting, and we are entitled to a corresponding tax deduction. Appreciation in the value of the shares during the vesting period therefore increases the income subject to tax at ordinary income rates at the time of vesting as well as the corresponding tax deduction we are entitled to take at that time. The tax is payable for the year in which the vesting occurs, regardless of whether the shares are sold at that time. If the recipient is an employee, Dyax is required to withhold income and social security taxes from the compensation income (by withholding from shares, from other income of the employee or from a cash payment made by the employee to Dyax to cover the withholding taxes).

Instead of being taxed when the shares vest, a recipient may elect to be taxed in the year the shares are awarded by filing a “Section 83(b) election” with the Internal Revenue Service within 30 days after issuance of the restricted shares. The recipient then realizes compensation income in the year of the award equal to the difference between the amount paid for the shares and their fair market value at the time of issuance, and we are entitled to a corresponding deduction at that time.

Unrestricted Stock.  Generally, a recipient will be taxed at the time of the grant of the award. The fair market value of the shares at that time will be treated as ordinary income. We receive a tax deduction for the amount reported as ordinary income to the recipient subject to the limitations of Internal Revenue Code Section 162(m). Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

Restricted Stock Units.  A recipient does not realize taxable income upon the grant or vesting of a restricted stock unit. The recipient must include as ordinary income when an award is settled an amount equal to the excess of the fair market value of the shares (or the amount of cash) distributed to settle the award. Subject to the limitations of Internal Revenue Code Section 162(m), we receive a corresponding tax deduction at the time of settlement. If the award is settled in shares, then any subsequent appreciation or depreciation is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

Internal Revenue Code Section 162(m).  United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the principal executive officer and the three highest paid executive officers other than the principal executive officer and principal financial officers (each, a “covered employee”) unless the compensation is “performance-based” as defined in Internal Revenue Code Section 162(m). Stock options and SARs granted under an equity compensation plan are performance-based compensation if (a) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (b) any stock options or SARs are granted by a committee consisting solely of outside directors, and (c) the stock options or SARs have an exercise price that is not less than the fair value of common stock on the date of grant.

Our Compensation Committee has designed the 1995 Equity Incentive Plan with the intention of satisfying Section 162(m) with respect to stock options and SARs, if any, granted to covered employees.

In the case of restricted stock and restricted stock units, Section 162(m) requires that the general business criteria of any performance goals that are established by our Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee.

Equity Compensation Plan Information

The following table provides information on our equity compensation plans, as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	11,054,126	$3.41	3,975,296
Equity compensation plans not approved by security holders:	—	—	—
Totals:	11,054,126 (2)	$3.41	3,975,296 (3)

(1)	Consists of the Amended and Restated 1995 Equity Incentive Plan, as amended, and the 1998 Employee Stock Purchase Plan, as amended.

(2)	Does not include purchase rights currently accruing under the 1998 Employee Stock Purchase Plan, because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period, which is May 31, 2012.
(3)	Includes 456,913 shares issuable under the 1998 Employee Stock Purchase Plan, of which up to 50,000 of purchase rights are issuable in connection with the current offering period which ends on May 31, 2012. The remaining shares consist of 3,518,383 under the 1995 Amended and Restated Equity Incentive Plan. The plan may be amended, suspended, or terminated by the Compensation Committee of the Board of Directors at any time, subject to any required stockholder approval.

New Plan Benefits

Awards made under the Equity Plan are made at the discretion of the Compensation Committee. The Company intends to make grants under the Employee Option Exchange, the Executive Option Exchange and the Director Option Exchange described in Proposals 3, 4 and 5, subject to approval by shareholders. Any awards made under the Equity Plan in connection with these option exchanges will vary depending upon the extent to which eligible employees, executives and directors participate in these exchange programs. Therefore, the benefits and amounts that will be received or allocated under any of these option exchanges are not determinable at this time.

Proposed Amendments to the Equity Plan

On February 9, 2012, upon recommendation of the Compensation Committee of our Board of Directors, our Board voted, subject to stockholder approval, to amend the Equity Plan to increase the number of shares available for issuance under the Equity Plan by up to 5,000,000 shares, less the net increase, if any, in the number of shares subject to outstanding equity awards under the Equity Plan as a result of the stock option exchange programs referenced in Proposals 3, 4 and 5 of this proxy statement.

Stockholder approval of this increase is required under applicable NASDAQ Market Rules. It is also required to ensure that incentive stock options may continue to be granted from the Equity Plan under the Internal Revenue Code. This amendment is intended to provide a sufficient number of shares of common stock for anticipated awards to eligible persons through 2014.

The preceding summary is qualified in its entirety by reference to the full text of the Equity Plan, as amended by our Board of Directors and subject to stockholder approval, which has been filed with the SEC and will be made available upon written request to 55 Network Drive, Burlington, Massachusetts 01803, Attn: Investor Relations.

WE RECOMMEND A VOTE “FOR” THE PROPOSAL TO INCREASE THE

SHARES AVAILABLE FOR ISSUANCE UNDER OUR 1995 EQUITY INCENTIVE PLAN

PROPOSAL 3

APPROVAL OF A STOCK OPTION EXCHANGE FOR NON-EXECUTIVE EMPLOYEES

We are seeking stockholder approval of a stock option exchange that would allow us to exchange certain stock options held by non-executive employees that are significantly “underwater” (meaning options with an exercise price that is significantly greater than our current trading price), for fewer stock options with an extended vesting schedule and an exercise price equal to the per share closing price of our common stock on the date of the exchange, which we refer to as the exchange date.

The options exchanged will have a fair value approximately equal to the fair value of the surrendered options, based on a Black-Scholes option pricing model applied immediately prior to commencement of the proposed exchange.

Introduction

Historically, we have granted stock option awards to all of our employees, both executive and non-executive alike. In general, we believe that stock options are an effective and cost efficient vehicle to recruit, motivate and retain employees. Furthermore, stock options provide incentives to maximize stockholder value, to manage the Company from the viewpoint of our stockholders, and to reward performance that enhances stockholder value.

However, as of March 1, 2012, approximately 95% of all stock options held by non-executive employees under the Company’s Equity Plan are underwater. Since underwater options are often perceived as having little or no potential value, we believe that they are much less effective as an incentive to motivate and retain our employees. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, we are required to continue to record stock-based compensation expense against our earnings through the end of their respective vesting periods. Furthermore, while they remain outstanding, the options will continue to appear on our financial statements as securities that we may be obligated to issue in the future, representing potential dilution to stockholders’ interests for up to their full term.

In order to address these issues, we have determined that it would be in the best interests of the Company and our stockholders to offer eligible non-executive employees a one-time opportunity to exchange certain of their existing stock options for newly issued stock options exercisable for a smaller number of shares at a lower exercise price based on a current market price, and with an extended vesting schedule (the “Employee Option Exchange”), which is the subject of this Proposal 3. Separately, we have also determined that it would be in the best interests of the Company and our stockholders to offer a similar option exchange opportunity to our executive officers (the “Executive Option Exchange”), which is the subject of Proposal 4 below, and our non-employee directors (the “Director Option Exchange”) which is the subject of Proposal 5 below.

Due to the importance to the Company of each of these option exchanges, as well as differences in certain terms and conditions applicable to each of them, the Compensation Committee and the Board of Directors determined to offer to stockholders the opportunity to vote on the approval of each of these option exchanges independently of the others.

A vote for the Employee Option Exchange will not impact a stockholder’s ability to vote for or against the Executive Option Exchange or the Director Option Exchange, except that approval of each of the Executive Option Exchange and the Director Option Exchange is contingent on the approval of the Employee Option Exchange.

We have not commenced the Employee Option Exchange and will not do so unless, among other things, it is approved by our stockholders. If approved, we anticipate that we will commence the Employee Option Exchange promptly after approval but in no event more than 12 months following such approval, with terms expected to be materially similar to those described below. If our stockholders do not approve the Employee Option Exchange, we will not commence the Employee Option Exchange and eligible awards will remain outstanding and in effect in accordance with their existing terms. In such event, we will not implement either the Executive Option Exchange or the Director Option Exchange, regardless of the outcome of the stockholder votes related to those proposals.

Objectives of the Employee Option Exchange

The objectives of the Employee Option Exchange include the following:

•	Restore the Full Range of Retention and Motivation Incentives. We continue to believe that equity grants are an important component of our employees’ total compensation, and that replacing this component with additional cash compensation to remain competitive would have an adverse effect on our financial position and cash flow from operations. We also believe that in order to have the desired impact on employee motivation and retention, our employee options need to be exercisable near or below the current price of our common stock. The failure to address the underwater option issue in the near to medium term will make it more difficult for us to retain our key employees. If we cannot retain these employees, our ability to compete with other companies in our industry could be jeopardized, which could adversely affect our business, results of operations and future stock price.
•	Alignment of Interests. We believe that stock options that are exercisable near or below the current price of our common stock will provide incentives to maximize stockholder value, to manage the Company from the viewpoint of our stockholders, and to reward performance that enhances stockholder value.
•	Overhang Reduction. Not only do the underwater options have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, or are cancelled due to expiration or the employee’s termination. The exchange program is designed to reduce our overhang while eliminating eligible options that are currently outstanding, which we believe have little or no incentive value. Under the Employee Option Exchange, participating employees will receive stock options covering a smaller number of shares than the number of shares covered by the surrendered options. In this way, the number of shares of stock subject to outstanding equity awards will be reduced, thereby reducing our equity overhang.

In designing the Employee Option Exchange, we have taken into account stockholders’ interests by focusing on the following exchange principles:

•	Exchange ratios will be determined so that replacement options will have a fair value approximately equal to the fair value of the surrendered options (i.e., the Employee Option Exchange will be a “value-for-value” exchange);
•	To ensure that only those stock options that are underwater may be exchanged, the Employee Option Exchange will exclude:
(i)	options with a per share exercise price lower than the highest per share closing price of our common stock for the 52-week period immediately preceding the date of commencement of the Employee Option Exchange;
(ii)	options with a per share exercise price less than 1.5 times the trading price of our common stock the date of commencement of the Employee Option Exchange; and
(iii)	options which were granted within one year of the exchange date.
•	None of the replacement options will be vested on the date of grant, but will be subject to a new vesting schedule, with vesting beginning on the first anniversary of the date of grant, subject to a participant’s continued employment with Dyax on the vesting date.

Alternatives to the Employee Option Exchange

In considering how best to continue to motivate, retain and reward our employees who have stock options that are underwater, we evaluated several alternatives, including the following:

•	Take no Action. Taking no action would require us to conclude that our ability to retain and incentivize qualified employees is not impacted by the fact that nearly 95% of outstanding stock options are underwater. In contrast, we believe that offering meaningful equity grants to our employees is a critical component of our compensation program and that these underwater options negatively affect the Company’s ability to maintain the full range of competitive compensation practices.
•	Increase Cash Compensation. To replace the intended benefits of these incentive awards, we would need to substantially increase cash compensation. These increases would substantially increase our compensation expense and reduce both our cash position and cash flow from operations. In addition, increases in cash compensation would not reduce the shares of our common stock underlying outstanding stock options. While option holders would not be expected to exercise underwater options, the number of shares underlying those options that could be exercised are nonetheless often counted when analysts and investors examine the value of our common stock and, therefore, are often referred to as an “overhang” on our common stock. As described below, reducing our overhang is one of the objectives of the option exchanges. In addition, an increase in cash compensation, even if significant, would significantly increase our expenses and may not provide sufficient, meaningful, long-term benefits to the Company.
•	Grant Additional Equity Awards. We also considered granting eligible employees additional equity awards at current fair market value in lieu of implementing the Employee Option Exchange. Consistent with our past practices, we intend to continue to make annual equity awards to eligible employees. However, additional grants beyond the standard annual awards would substantially increase our equity award overhang and potential dilution to our stockholders, and would increase our compensation expense accordingly.

After considering all available options in light of current market conditions and the Company’s expressed desire to provide meaningful long-term incentives to maximize stockholder value and manage the Company from the viewpoint of stockholders, it was determined that the Employee Option Exchange is in the best interests of the Company and its stockholders.

Details of the Employee Option Exchange

Option Eligibility

It is currently expected that participants in the Employee Option Exchange will be eligible to surrender unexercised stock options that meet the following criteria (collectively, the “Eligible Options”):

•	The options must be “significantly” underwater on the date of exchange, which for this purpose means that the exercise price must be greater than or equal to (i) the highest per share closing price of our common stock during the 52-week period immediately preceding the date of commencement of the Employee Option Exchange, and (ii) 1.5 times the trading price of our common stock the date of commencement of the Employee Option Exchange. Solely for purposes of illustration in this Proxy Statement, we are assuming that an option would be significantly underwater for purposes of this definition and an Eligible Option under the Employee Option Exchange if it has an exercise price greater than or equal to $2.34, which is 1.5 times the closing price of our common stock on March 30, 2012 and is greater than the highest per share closing price during the prior 52-week period.
•	The options must have been granted more than one year prior to the date of commencement of the Employee Option Exchange.
•	The options must not be scheduled to expire before the Employee Option Exchange would close.

If implemented, Eligible Options will be exchanged for new stock options, referred to herein as “Replacement Options”, in accordance with a specified exchange ratio as described below under the heading “Exchange Ratios”. The Replacement Options will have an extended vesting schedule and an exercise price equal to the per share closing price of our common stock on the exchange date.

Employee Eligibility

To be eligible to participate in the Employee Option Exchange, an employee must be employed from the date of commencement of the Employee Option Exchange through the grant date of the Replacement Options in exchange for Eligible Options. If an employee does not remain an employee for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Employee Option Exchange commences through and including the grant date of the Replacement Options following the expiration date of the Employee Option Exchange, the employee cannot participate in the Employee Option Exchange. If an employee is no longer an employee on the grant date for the Replacement Options, even if he or she had elected to participate and had validly tendered and not withdrawn his or her Eligible Options, such individual’s tender will automatically be deemed withdrawn and he or she will not be eligible to participate in the Employee Option Exchange. Such person would retain his or her outstanding options in accordance with their current terms and conditions.

Executive officers, former employees, retirees, directors and consultants are not eligible for participation in the Employee Option Exchange.

As of March 1, 2012, approximately 119 employees would be eligible to participate in the Employee Option Exchange.

Participation in the Employee Option Exchange

Participation in the Employee Option Exchange will be voluntary and an eligible employee may exchange any or all of his or her Eligible Options, provided that all of the options subject to the same option grant must be exchanged if any are exchanged. We will not accept partial exchanges of options.

Implementation of the Employee Option Exchange

If our stockholders approve the Employee Option Exchange, the Compensation Committee and the Board of Directors will determine the date upon which the Employee Option Exchange will begin. At that time, the Company will file written materials relating to Employee Option Exchange with the SEC as part of a tender offer statement on Schedule TO (the “Tender Offer Statement”). After we file materials with the SEC, we will send all eligible employees written materials, including an Offer to Exchange, that will explain the precise terms and timing of the Employee Option Exchange. Documents filed relating to the Employee Option Exchange will be available to the public, including eligible employees, at www.sec.gov.

Eligible employees will be offered the opportunity to participate in the Employee Option Exchange pursuant to the Offer to Exchange, which will be distributed to all eligible employees. Eligible employees will be given at least twenty (20) business days in which to accept the offer of Replacement Options in exchange for the surrender of their Eligible Options. The Company expects, but is not required, to accept all Eligible Options validly tendered and not withdrawn at the close of the Employee Option Exchange, which will be subject to certain conditions that will be set forth in the tender offer statement.

Treatment of Validly Tendered and Accepted Eligible Options

Under the terms of the Equity Plan, unless otherwise determined by the Board of Directors, shares underlying terminated equity awards are returned to the Equity Plan and are available for potential re-issuance.

Exchange Date

Replacement Options will be granted under the Equity Plan on the exchange date, which is the date when tendered Eligible Options will be surrendered and cancelled. The exchange date will be the first business day following expiration of the Employee Option Exchange.

Exchange Ratios

In the Employee Option Exchange, we intend to grant a “value-for-value” exchange, such that the value of the Replacement Options issued will approximate the value of Eligible Options validly tendered, not withdrawn, and accepted. The exact exchange ratios (that is, how many Eligible Options an eligible employee must surrender in order to receive one Replacement Option) will be determined immediately prior to the commencement of the Employee Exchange Offer using the Black-Scholes option pricing model. This model is calibrated using historical option exercise and cancellation data to predict the timing and magnitude of exercises and post-vesting cancellations underlying the options being valued. Additionally, the option fair value is affected by a number of other complex variables which include, but are not limited to, the expected stock price, expected stock price volatility, expected post-vesting cancellation rate, risk-free interest rates, dividend yield, and projected employee exercise behavior.

Shares underlying Replacement Options will be calculated according to the applicable exchange ratios and will be rounded down to the nearest whole share on a grant-by-grant basis. An example of possible exchange ratios is shown in the table under the heading “Illustrative Exchange Ratios” below.

Election to Participate

Participation in the Employee Option Exchange will be voluntary. Under the Employee Option Exchange, eligible employees may make a one-time election to surrender any or all of their Eligible Options in exchange for Replacement Options, in an amount to be determined in accordance with the applicable exchange ratio described above, and which will be detailed in the applicable Tender Offer Statement and related Offer to Exchange, when available.

Exercise Price

All Replacement Options will be granted with an exercise price equal to the closing price of our common stock on the NASDAQ Global Market on the grant date.

Vesting of Replacement Options

Replacement Options issued under the Employee Option Exchange will be issued and outstanding immediately upon grant, but subject to additional vesting requirements. Specifically, each Replacement Option will not vest at all until the first anniversary of the date of grant. At that time, each Replacement Option will then vest as to that portion of the underlying shares that would be vested under the original vesting schedule of the Eligible Options that had been exchanged. After the first anniversary of the date of grant, the shares that remain unvested will continue to vest in accordance with the original vesting schedule the Eligible Options that had been exchanged. By way of example, if an Eligible Option is subject to vesting in 48 equal monthly installments and it is 50% vested as of the date it was validly tendered and accepted by the Company, then the Replacement Option will vest as follows: on the first anniversary of the date of grant it will vest as to 75% of the underlying shares (50% plus the an additional 25% which would have vested in the 12 months following the grant date under the terms of the original option), and the remaining 25% will vest in equal monthly installments over the remaining 12 months.

Replacement Options will vest only to the extent the holder continues providing services to the Company through each applicable vesting date. Replacement Options that are not vested at the time of termination of service will be forfeited.

Term of Replacement Options

All Replacement Options granted under the Employee Option Exchange will have a term equal to the greater of (i) the term of the Eligible Options for which they were exchanged, or (ii) five years from the date of grant.

Type of Replacement Options

The Replacement Options will be non-statutory stock options, even if the exchanged Eligible Options are classified as incentive stock options.

Cancellation of Exchanged Options

All Eligible Options validly tendered and accepted for exchange will be cancelled at the time of the proposed exchange. All shares of common stock underlying Eligible Options granted under the Equity Plan that are surrendered and cancelled under the Employee Option Exchange will be returned to the Equity Plan and will become available for future awards under the Equity Plan (including as awards of Replacement Options). As explained further in Proposal 2 above, however, the number of new shares added to the Equity Plan under that proposal will be reduced by the net number of shares returned to the Equity Plan as a result of the surrender of Eligible Options and the granting of Replacement Options, with the result being that there will be a net increase of only 5,000,000 shares available for future awards under the Equity Plan even if all proposals in this proxy statement are approved by our stockholders.

Other Terms and Conditions of Replacement Options

The Replacement Options will be granted under the Equity Plan and will be subject to the terms and conditions thereof. Other terms and conditions of the Replacement Options will be set forth in an award agreement to be entered into on the grant date of the Replacement Options.

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Employee Option Exchange. A more detailed summary of the applicable tax considerations to eligible employees will be provided in the Offer to Exchange. We believe the exchange of Eligible Options for Replacement Options pursuant to the Employee Option Exchange should be treated as a non-taxable exchange and neither we nor any eligible employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of Replacement Options. However, the tax consequences of the Employee Option Exchange are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All eligible employees are urged to consult their own tax advisors regarding the tax treatment of participating in the Employee Option Exchange under all applicable laws prior to participating in the Employee Option Exchange.

Accounting Impact

The program will be accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). Any unrecognized compensation expense from the surrendered Eligible Options will be recognized over the vesting period of the Replacement Options.

Under FASB ASC Topic 718, the Employee Option Exchange will be structured not to generate any significant incremental share-based compensation expense. Additional incremental expense would only be generated if the value of the Replacement Option was greater than the corresponding surrendered Eligible Option. Since the exchange ratios will be established at the commencement of the exchange offer, some risk of incremental compensation expense does exist if there are fluctuations in Dyax’s common stock price or any of the other inputs to the stock option valuation models between the commencement of the Employee Option Exchange and the effective date of the option exchange. Any incremental expense will also be recognized over the vesting period of the Replacement Options.

Potential Modification of Terms to Comply with Governmental Requirements

The terms of the Employee Option Exchange will be described in the Tender Offer Statement and accompanying Offer to Exchange that will be filed with the SEC and delivered to eligible employees. Although we do not anticipate that the SEC will require us to modify the terms materially, it is possible that we will need to alter the terms of the Employee Option Exchange to comply with potential SEC comments. Changes in the terms of the Employee Option Exchange may also be required for tax purposes for participants in the United States if the tax law changes or new interpretations are issued or other facts change the expected tax treatment of the Employee Option Exchanges to us or to participants in the Employee Option Exchanges.

Effect on Stockholders

The Employee Option Exchange has been designed to provide renewed incentives and motivate eligible employees to create stockholder value. It is also intended to reduce the number of shares currently subject to outstanding options or our “overhang”. We are not able to predict the exact extent of the reduction, if any, in our overhang because we are unable to predict how many employees will participate in the Employee Option Exchange or the number of Eligible Options that may be tendered thereunder. Nevertheless, for illustrative purposes only, the following table shows the effect of the Employee Option Exchange on our overhang as of March 1, 2012, assuming that all Eligible Options are validly tendered and accepted at the exchange ratios described herein.

Effect on Option Overhang (For Illustrative Purposes Only)
Total number of outstanding options held by non-executive employees prior to the Employee Option Exchange	5,606,612
Maximum number of Eligible Options to be cancelled in the Employee Option Exchange	2,113,438
Maximum number of Replacement Options to be issued in Employee Option Exchange	1,380,201
Total number of outstanding options held by non-executive employees following the Employee Option Exchange	4,873,375
Maximum reduction in shares subject to outstanding options as a result of the Employee Option Exchange	733,237

The foregoing table describes only the anticipated effect of the Employee Option Exchange included under this Proposal 3, and not Proposal 4 (the “Executive Option Exchange”) or Proposal 5 (the “Director Option Exchange”). The table above provides the number of shares subject to outstanding options held by non-executive employees. Executive officers and directors are not eligible to participate in the Employee Option Exchange.

Illustrative Exchange Ratios

The following table shows the theoretical exchange ratios and other data for Eligible Options in groups by date range, which provides groupings of options by similar per-share value. The actual exchange ratios will be determined in the manner described under the heading “Exchange Ratios” above. The ratios set out below were established for illustrative purposes only based on the Company’s closing stock price of $1.42 on March 1, 2012, an assumed exchange date of June 8, 2012 and the option valuation methodology described above. The actual exchange ratios will be determined immediately prior to the date of commencement of the Employee Option Exchange. No assurances can be given that any applicable ratio will be higher or lower than those in the examples below, and the actual ratios will be dependent upon, among other things, our stock price at the applicable date.

Option Price Range of Eligible Options	Number of Shares Underlying Eligible Options (Projected as of Exchange Date)	Weighted Average Exercise Price	Weighted Average Remaining Life of Eligible Options (years)	Exchange Ratio (Eligible Options Exchanged to Replacement Options)	Number of Shares Underlying Replacement Options (Projected as of Exchange Date)
$2.33 to $2.99	452,795	$2.59	6.01	1.25	362,189
$3.00 to $3.49	631,154	$3.27	7.01	1.40	450,760
$3.50 to $4.24	676,442	$4.03	5.59	1.45	466,436
$4.25 and greater	353,047	$6.99	3.18	3.50	100,816
TOTAL	2,113,438	$3.99	5.70	1.73	1,380,201

Recommendation

If the Employee Option Exchange is not approved by stockholders, the Employee Option Exchange will not take place. All Eligible Options would then remain outstanding and in effect in accordance with their existing terms. We would continue to recognize compensation expense for these Eligible Options, even though they may have little or no incentive value. In addition, we believe that it is necessary to better align our employees’ interests with those of our stockholders, as well as to restore the incentive and retentive values to our employees that were intended by the grants of these Eligible Options that are now underwater. Therefore, if the Employee Option Exchange as described herein is not approved, the Compensation Committee and Board of Directors will consider the implementation of alternative means to achieve the desired alignment between the interests of our employees and our stockholders and to restore the full range of incentive and retention values that were intended by the grants of these Eligible Options that are now underwater. Consequently, we believe that it is in the best interests of the Company that the stockholders approve the Employee Option Exchange.

WE RECOMMEND A VOTE “FOR” THE OPTION EXCHANGE FOR

NON-EXECUTIVE EMPLOYEES

PROPOSAL 4

APPROVAL OF A STOCK OPTION EXCHANGE FOR EXECUTIVE OFFICERS

For the same reasons described in Proposal 3 — Approval of a Stock Option Exchange for Non-Executive Employees, we are also seeking stockholder approval of a stock option exchange that would allow us to exchange certain stock options held by our executive officers that are significantly underwater for fewer stock options with an extended vesting schedule and an exercise price equal to the per share closing price of our common stock on the exchange date.

The options exchanged will have a fair value approximately equal to 85% of the fair value of the surrendered options, based on a Black-Scholes option pricing model applied immediately prior to commencement of the proposed exchange.

Please note that this proposal is separate and distinct from Proposal 3 relating to the approval of the Employee Option Exchange and from Proposal 5 relating to the approval of the Director Option Exchange. A vote either for or against Proposals 3 or 5 will not impact a stockholder’s ability to vote for or against this Proposal 4, except that approval of this Proposal 4 is contingent on the approval of Proposal 3 by the requisite vote of our stockholders.

Introduction

Historically, we have granted stock option awards to all of our executive officers. In general, we believe that stock options are an effective and cost efficient vehicle to recruit, motivate and retain our executives. Furthermore, stock options provide incentives to maximize stockholder value, to manage the Company from the viewpoint of our stockholders, and to reward performance that enhances stockholder value.

However, as of March 1, 2012, 100% of all stock options held by executive officers under the Company’s Equity Plan are underwater. Since underwater options are often perceived as having little or no potential value, we believe that they are much less effective as an incentive to motivate and retain our executives. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, we are required to continue to record stock-based compensation expense against our earnings through the end of their respective vesting periods. Furthermore, while they remain outstanding, the options will continue to appear on our financial statements as securities that we may be obligated to issue in the future, representing potential dilution to stockholders’ interests for up to their full term.

In order to address these issues, we have determined that it would be in the best interests of the Company and our stockholders to implement the Executive Option Exchange to offer our executive officers a one-time opportunity to exchange certain of their existing stock options for newly issued options exercisable for a smaller number of shares but with lower exercise prices and an extended vesting schedule. We believe that it is important to extend this offer to our executive officers because they hold, in the aggregate, a significant number of underwater options, making their participation necessary in order to achieve a meaningful reduction in our equity overhang. The terms of the Executive Officer Exchange, however, as described in more detail below, provide that our executive officers will receive a less favorable exchange ratio of 85% of the value of their Eligible Options; our non-executive employees will be entitled to a full value-for-value exchange. Separately, we have also determined that it would be in the best interests of the Company and our stockholders to offer the Employee Option Exchange, which is the subject of Proposal 3 above, and the Director Option Exchange, which is the subject of Proposal 5 below.

Due to the importance to the Company of each of these option exchanges, as well as differences in certain terms and conditions applicable to each of them, the Compensation Committee and the Board of Directors determined to offer to stockholders the opportunity to vote on the approval of each of these option exchanges independently of the others.

A vote for the Executive Option Exchange will not impact a stockholder’s ability to vote for or against the Employee Option Exchange or the Director Option Exchange, except that approval of each of the Executive Option Exchange and the Director Option Exchange is contingent on the approval of the Employee Option Exchange.

We have not commenced the Executive Option Exchange and will not do so unless, among other things, it is approved by our stockholders. If approved, and assuming that approval of the Employee Option Exchange has also been obtained, we anticipate that we will commence the Executive Option Exchange promptly thereafter, but in no event more than 12 months following such approval, with terms expected to be materially similar to those described below. If our stockholders do not approve the Executive Option Exchange (or the Employee Option Exchange), we will not commence the Executive Option Exchange and eligible awards will remain outstanding and in effect in accordance with their existing terms.

Objectives of the Executive Option Exchange

The objectives of the Executive Option Exchange are identical to the objectives of the Employee Option Exchange, which we believe apply to our Executive Officers to the same extent as they apply to employees that are eligible to participate in the Employee Option Exchange.

Alternatives to the Executive Option Exchange

In connection with an evaluation of alternatives to the Executive Option Exchange, we evaluated similar alternatives to those described above under Proposal 3, except that we considered the potential impact on the executive officers who would be eligible to participate in this offer.

After considering all available options in light of current market conditions and the Company’s expressed desire to provide meaningful long-term incentives to maximize stockholder value and manage the Company from the viewpoint of stockholders, it was determined that the Executive Option Exchange is in the best interests of the Company and its stockholders.

Details of the Executive Option Exchange

The details of the Executive Option Exchange are the same as the details of the Employee Option Exchange as set forth under the headings “Option Eligibility”, “Participation in the Employee Option Exchange”, “Implementation of the Employee Option Exchange”, “Treatment of Validly Tendered and Accepted Eligible Options”, “Exchange Date”, “Election to Participate”, “Exercise Price”, “Term of Replacement Options”, “Type of Replacement Options” and “Cancellation of Exchanged Options” in Proposal 3 above, except that such details apply to the executive officers who would be eligible to participate in this offer, and except as follows:

Eligibility

To be eligible to participate in the Executive Option Exchange, the employee must be an executive officer of the Company (see “Executive Officers” below) and must be employed from the date of commencement of the Executive Option Exchange through the date of the grant date of the Replacement Options in exchange for Eligible Options. If any executive officer does not remain an employee for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Executive Option Exchange commences through and including the grant date of the Replacement Options following the expiration date of the Executive Option Exchange, he or she cannot participate in the Executive Option Exchange. If any executive officer is no longer an employee on the grant date for the Replacement Options, even if he or she had elected to participate and had validly tendered and not withdrawn his or her Eligible Options, such executive officer’s tender will automatically be deemed withdrawn and he or she will not be eligible to participate in the Executive Option Exchange. Such executive officer will retain his or her outstanding options in accordance with their current terms and conditions.

As of March 1, 2012, there are three executive officers who would be eligible to participate in the Executive Option Exchange.

Exchange Ratios

In the Executive Option Exchange, we intend to grant an “85% value-for-value” exchange, such that the value of Replacement Stock Options issued will approximate 85% of the value of Eligible Options validly tendered, not withdrawn, and accepted. Accordingly, there will not be any additional compensation expense to the Company associated with the Executive Option Exchange.

The exact exchange ratios (that is, how many Eligible Options an executive officer must surrender in order to receive one Replacement Option) will be determined immediately prior to the commencement of the Executive Exchange Offer using the Black-Scholes option pricing model. This model is calibrated using historical option exercise and cancellation data to predict the timing and magnitude of exercises and post-vesting cancellations underlying the options being valued. Additionally, the option fair value is affected by a number of other complex variables which include, but are not limited to, the expected stock price, expected stock price volatility, expected post-vesting cancellation rate, risk-free interest rates, dividend yield, and projected employee exercise behavior.

Shares underlying Replacement Options will be calculated according to the applicable exchange ratios and will be rounded down to the nearest whole share on a grant-by-grant basis. An example of possible exchange ratios is shown in the table under the heading “Illustrative Exchange Ratios” below.

Vesting of Replacement Options

Replacement Options issued under the Executive Option Exchange will be issued and outstanding immediately upon grant, but subject to additional vesting requirements. Specifically, each Replacement Option will not vest at all until the second anniversary of the date of grant. At that time, each Replacement Option will then vest as to that portion of the underlying shares that would be vested under the original vesting schedule of the Eligible Options that had been exchanged. After the second anniversary of the date of grant, the shares that remain unvested will continue to vest in accordance with the original vesting schedule of the Eligible Options that had been exchanged. By way of example, if an Eligible Option is subject to vesting in 48 equal monthly installments and it is 25% vested of the date it was validly tendered and accepted by the Company, then the Replacement Option will vest as follows: on the second anniversary of the date of grant it will vest as to 75% of the underlying shares (25% plus an additional 50% which would have vested in the 24 months following the grant date under the terms of the original option), and the remaining 25% will vest in equal monthly installments over the remaining 12 months.

Replacement Options will vest only to the extent the holder continues providing services to the Company through each applicable vesting date. Replacement Options that are not vested at the time of termination of service will be forfeited.

U.S. Federal Income Tax Consequences and Accounting Impact

The information included under the headings “U.S. Federal Income Tax Consequences” and “Accounting Impact” in Proposal 3 above is incorporated herein by reference.

Effect on Stockholders

The Executive Option Exchange has been designed to provide renewed incentives and motivate our executives to create stockholder value. It is also intended to reduce the number of shares currently subject to outstanding options or our “overhang”. We are not able to predict the exact extent of the reduction, if any, in our overhang because we are unable to predict how many executives will participate in the Executive Option Exchange or the number of Eligible Options that may be tendered thereunder. Nevertheless, for illustrative purposes only, the following table shows the effect of the Executive Option Exchange on our overhang, assuming that all Eligible Options in the Executive Option Exchange are validly tendered and accepted at the exchange ratios described herein. Please also refer to the table under the same heading in Proposal 3 above with respect to the Employee Option Exchange, because we will not commence the Executive Option Exchange unless the Employee Option Exchange has been approved by our stockholders.

Effect on Option Overhang (For Illustrative Purposes Only)
Total number of options held by our executives prior to the Executive Option Exchange	5,383,593
Maximum number of Eligible Options to be cancelled in the Executive Option Exchange	2,515,781
Maximum number of Replacement Options to be issued in Executive Option Exchange	1,454,547
Total number of options held by our executives following the Executive Option Exchange	4,322,359
Maximum reduction in shares subject to outstanding options as a result of the Executive Option Exchange	1,061,234

The foregoing table describes only the anticipated effect of the Executive Option Exchange included under this Proposal 4, and not Proposal 3 (the Employee Option Exchange) or Proposal 5 (the Director Option Exchange).

The following table shows the Replacement Options potentially issuable to each eligible executive officer under the Executive Option Exchange based on the illustrative exchange ratios set forth above and assuming exchange of all Eligible Options for Replacement Options:

Name	Eligible Options		Total Replacement Stock Options
Gustav Christensen	1,345,000	(1)	781,636
Ivana Magovcevic-Liebisch	825,781	(2)	474,879
George V. Migausky	345,000	(3)	198,032
TOTAL	2,515,781		1,454,547

(1)	Includes options with a weighted average exercise price of $3.66 and a weighted average remaining life of 6.68 years.
(2)	Includes options with a weighted average exercise price of $4.21 and a weighted average remaining life of 5.41 years.
(3)	Includes options with a weighted average exercise price of $3.48 and a weighted average remaining life of 7.16 years.

Illustrative Exchange Ratios

The following table shows the theoretical exchange ratios and other data for Eligible Options in the Executive Option Exchange in groups by date range, which provides groupings of options by similar per-share value. The actual exchange ratios will be determined in the manner described under the heading “Exchange Ratios” above. The ratios set out below were established for illustrative purposes only based on the Company’s closing stock price of $1.42 per share on March 1, 2012, an assumed exchange date of June 8, 2012 and the option valuation methodology described above. The actual exchange ratios will be determined immediately prior to the date of commencement of the Executive Option Exchange. No assurances can be given that any applicable ratio will be higher or lower than those in the examples below, and the actual ratios will be dependent upon, among other things, our stock price at the applicable date.

Option Price Range of Eligible Options	Number of Shares Underlying Eligible Options (Projected as of Exchange Date)	Weighted Average Exercise Price	Weighted Average Remaining Life of Eligible Options (years)	Exchange Ratio (Eligible Options Exchanged to Replacement Options)	Number of Shares Underlying Replacement Options (Projected as of Exchange Date)
$2.33 to $2.99	265,000	$2.51	6.17	1.40	189,284
$3.00 to $3.49	898,281	$3.22	7.62	1.60	561,420
$3.50 to $4.24	950,000	$3.91	6.05	1.75	542,848
$4.25 and greater	402,500	$5.78	4.20	2.50	160,995
TOTAL	2,515,781	$3.82	6.33	1.78	1,454,547

Recommendation

If this Proposal 4 is not approved by stockholders, the Executive Option Exchange will not take place. All Eligible Options held by executive officers would then remain outstanding and in effect in accordance with their existing terms. We would continue to recognize compensation expense for these Eligible Options, even though they may have little or no incentive value. In addition, we believe that it is necessary to better align our employees’ interests with those of our stockholders, as well as to restore the incentive and retentive values to our employees that were intended by the grants of these Eligible Options that are now underwater. Therefore, if the Executive Option Exchange as described herein is not approved, the Compensation Committee and Board of Directors will consider the implementation of alternative means to achieve the desired alignment between the interests of our executive officers and our stockholders and to restore the full range of incentive and retention values that were intended by the grants of these Eligible Options that are now underwater. Consequently, we believe that it is in the best interests of the Company that the stockholders approve the Executive Option Exchange.

WE RECOMMEND A VOTE “FOR” THE OPTION EXCHANGE FOR EXECUTIVE OFFICERS

PROPOSAL 5

APPROVAL OF A STOCK OPTION EXCHANGE FOR NON-EMPLOYEE DIRECTORS

For the same reasons described in “Proposal 3 — Approval of a Stock Option Exchange for Non-Executive Employees”, we are also seeking stockholder approval of a stock option exchange that would allow us to exchange certain stock options held by our non-employee directors that are underwater for fewer stock options with an extended vesting schedule and an exercise price equal to the per share closing price of our common stock on the exchange date.

The options exchanged will have a fair value approximately equal to 85% of the fair value of the surrendered options, based on a Black-Scholes option pricing model applied immediately prior to commencement of the proposed exchange.

Please note that this proposal is separate and distinct from Proposal 3 relating to the approval of the Employee Option Exchange and from Proposal 4 relating to the approval of the Executive Option Exchange. A vote either for or against Proposals 3 or 4 will not impact a stockholder’s ability to vote for or against this Proposal 5, except that approval of this Proposal 5 is contingent on the approval of Proposal 3 by the requisite vote of our stockholders.

Introduction

Historically, we have granted stock option awards to all of our non-employee directors. In general, we believe that stock options are an effective and cost efficient vehicle to recruit, motivate and retain our directors. Furthermore, stock options provide incentives to maximize stockholder value, to manage the Company from the viewpoint of our stockholders, and to reward performance that enhances stockholder value.

However, as of March 1, 2012, approximately 97% of all stock options held by our non-employee directors under the Company’s Equity Plan are underwater. Since underwater options are often perceived as having little or no potential value, we believe that they are much less effective as an incentive to motivate and retain our non-employee directors. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, we are required to continue to record stock-based compensation expense against our earnings through the end of their respective vesting periods. Furthermore, while they remain outstanding, the options will continue to appear on our financial statements as securities that we may be obligated to issue in the future, representing potential dilution to stockholders’ interests for up to their full term.

In order to address these issues, we have determined that it would be in the best interests of the Company and our stockholders to implement the Director Option Exchange to offer our non-employee directors a one-time opportunity to exchange certain of their existing stock options for newly issued options exercisable for a smaller number of shares but with lower exercise prices and an extended vesting schedule. Separately, we have also determined that it would be in the best interests of the Company and our stockholders to offer the Employee Option Exchange, which is the subject of Proposal 3 above, and the Executive Option Exchange, which is the subject of Proposal 4 above.

Due to the importance to the Company of each of these option exchanges, as well as differences in certain terms and conditions applicable to each of them, the Compensation Committee and the Board of Directors determined to offer to stockholders the opportunity to vote on the approval of each of these option exchanges independently of the others.

A vote for the Director Option Exchange will not impact a stockholder’s ability to vote for or against the Employee Option Exchange or the Executive Option Exchange, except that approval of each of the Executive Option Exchange and the Director Option Exchange is contingent on the approval of the Employee Option Exchange.

We have not commenced the Director Option Exchange and will not do so unless, among other things, it is approved by our stockholders. If approved, and assuming that approval of the Employee Option Exchange has also been obtained, we anticipate that we will commence the Director Option Exchange promptly thereafter, but in no event more than 12 months following such approval, with terms expected to be materially similar to those described below. If our stockholders do not approve the Director Option Exchange (or the Employee Option Exchange), we will not commence the Director Option Exchange and eligible awards will remain outstanding and in effect in accordance with their existing terms.

Objectives of the Director Option Exchange

The objectives of the Director Option Exchange are identical to the objectives of the Employee Option Exchange, which we believe apply to our non-employee directors to the same extent as they apply to employees that are eligible to participate in the Employee Option Exchange.

Alternatives to the Director Option Exchange

In connection with an evaluation of alternatives to the Director Option Exchange, we evaluated similar alternatives to those described above under Proposal 3, except that we considered the potential impact on the non-employee directors who would be eligible to participate in this offer.

After considering all available options in light of current market conditions and the Company’s expressed desire to provide meaningful long-term incentives to maximize stockholder value and manage the Company from the viewpoint of stockholders, it was determined that the Director Option Exchange is in the best interests of the Company and its stockholders.

Details of the Director Option Exchange

The details of the Director Option Exchange are the same as the details of the Employee Option Exchange as set forth under the headings “Option Eligibility”, “Participation in the Employee Option Exchange”, “Implementation of the Employee Option Exchange”, “Treatment of Validly Tendered and Accepted Eligible Options”, “Exchange Date”, “Election to Participate”, “Exercise Price”, “Term of Replacement Options”, “Type of Replacement Options” and “Cancellation of Exchanged Options” in Proposal 3 above, except that such details apply to the non-employee directors who would be eligible to participate in this offer, and except as follows:

Eligibility

To be eligible to participate in the Executive Option Exchange, the participant must be a non-employee director of the Company and must be serving as a non-employee director from the date of commencement of the Director Option Exchange through the grant date of the Replacement Options in exchange for Eligible Options. If any non-employee director does not remain serving as a non-employee director for any reason, including termination, voluntary resignation, death or disability, on the date that the Director Option Exchange commences through and including the grant date of the Replacement Options following the expiration of date of the Director Option Exchange, he or she cannot participate in the Director Option Exchange. If any non-employee director is no longer serving as a non-employee director on the date that the Replacement Options grants are made, even if he or she had elected to participate and had validly tendered and not withdrawn his or her Eligible Options, such non-employee director’s tender will automatically be deemed withdrawn and he or she will not be eligible to participate in the Director Option Exchange. Such non-employee director will retain his or her outstanding options in accordance with their current terms and conditions.

As of March 1, 2012, there are six non-employee directors who would be eligible to participate in the Executive Option Exchange, excluding Henry Lewis, Paolo Pucci and Ron Cohen. Dr. Lewis is excluded because he will not stand for reelection at the upcoming annual meeting. Dr. Cohen and Mr. Pucci are excluded because each joined the Board of Directors in November 2011 and have no Eligible Options.

Exchange Ratios

Similar to the Executive Option Exchange, in the Director Option Exchange, we intend to grant an “83% value-for-value” exchange, such that the value of Replacement Stock Options issued will approximate 83% of the value of Eligible Options validly tendered, not withdrawn, and accepted. Accordingly, there will not be any additional compensation expense to the Company associated with the Director Option Exchange.

The exact exchange ratios (that is, how many Eligible Options an eligible non-employee director must surrender in order to receive one Replacement Option) will be determined immediately prior to the commencement of the Director Exchange Offer using the Black-Scholes option pricing model. This model is calibrated using historical option exercise and cancellation data to predict the timing and magnitude of exercises and post-vesting cancellations underlying the options being valued. Additionally, the option fair value is affected by a number of other complex variables which include, but are not limited to, the expected stock price, expected stock price volatility, expected post-vesting cancellation rate, risk-free interest rates, dividend yield, and projected employee exercise behavior.

Shares underlying Replacement Options will be calculated according to the applicable exchange ratios and will be rounded down to the nearest whole share on a grant-by-grant basis. An example of possible exchange ratios is shown in the table under “Illustrative Exchange Ratios” below.

Vesting of Replacement Options

Replacement Options issued under the Director Option Exchange will be issued and outstanding immediately upon grant, but subject to additional vesting requirements. Specifically, each Replacement Option will not vest at all until the date of the 2014 annual meeting of stockholders. At that time, each Replacement Option will then vest as to that portion of the underlying shares that would be vested under the original vesting schedule of the Eligible Options that had been exchanged. After the 2014 annual meeting, the shares that remain unvested will continue to vest in accordance with the original vesting schedule of the Eligible Options that had been exchanged. By way of example, if an Eligible Option is subject to vesting in 36 equal monthly installments and it is one-third vested as of the date it was validly tendered and accepted by the Company, then the Replacement Option will vest as follows: on the date of 2014 annual meeting it will vest as to 100% of the underlying shares (one-third plus an additional two-thirds which would have vested in the 24 months following the grant date under the terms of the original option).

Replacement Options will vest only to the extent the director continues to serve as a director of the Company through each applicable vesting date. Replacement Options that are not vested at the time of termination of service will be forfeited.

U.S. Federal Income Tax Consequences and Accounting Impact

The information included under the headings “U.S. Federal Income Tax Consequences” and “Accounting Impact” in Proposal 3 above is incorporated herein by reference.

Effect on Stockholders

The Director Option Exchange has been designed to provide renewed incentives and motivate our non-employee directors to create stockholder value. It is also intended to reduce the number of shares currently subject to outstanding options or our “overhang”. We are not able to predict the exact extent of the reduction, if any, in our overhang because we are unable to predict how many non-employee directors will participate in the Director Option Exchange or the number of Eligible Options that may be tendered thereunder. Nevertheless, for illustrative purposes only, the following table shows the effect of the Director Option Exchange on our overhang, assuming that all Eligible Options in the Director Option Exchange are validly tendered and accepted at the exchange ratios described herein. Please also refer to the table under the same heading in Proposal 3 above with respect to the Employee Option Exchange, because we will not commence the Director Option Exchange unless the Employee Option Exchange has been approved by our stockholders.

Effect on Option Overhang (For Illustrative Purposes Only)
Total number of outstanding options held by our non-employee directors prior to the Director Option Exchange	2,399,500
Maximum number of Eligible Options to be cancelled in the Director Option Exchange	1,581,000
Maximum number of Replacement Options to be issued in Director Option Exchange	714,872
Total number of outstanding options held by our non-employee directors following the Director Option Exchange	1,533,372
Maximum reduction in shares subject to outstanding options as a result of the Director Option Exchange	866,128

The foregoing table describes only the anticipated effect of the Director Option Exchange included under this Proposal 5, and not Proposal 3 (the Employee Option Exchange) or Proposal 4 (the Executive Option Exchange).

The following table shows the Replacement Options potentially issuable to each nominated director under the Executive Option Exchange based on the illustrative exchange ratios set forth above and assuming exchange of all Eligible Options for Replacement Options:

Name	Eligible Options		Total Replacement Stock Options
Ron Cohen	0		0
David McLachlan	49,000	(1)	29,000
Paulo Pucci	0		0
TOTAL	49,000		29,000

(1)	Includes options with a weighted average exercise price of $3.20 and a weighted average remaining life of 4.55 years.

Illustrative Exchange Ratios

The following table shows the theoretical exchange ratios and other data for Eligible Options in the Director Option Exchange in groups by date range, which provides groupings of options by similar per-share value. The actual exchange ratios will be determined in the manner described under the heading “Exchange Ratios” above. The ratios set out below were established for illustrative purposes only based on the Company’s closing stock price of $1.42 on March 1, 2012, an assumed exchange date of June 8, 2012 and the option valuation methodology described above. The actual exchange ratios will be determined immediately prior to the date of commencement of the Director Option Exchange. No assurances can be given that any applicable ratio will be higher or lower than those in the examples below, and the actual ratios will be dependent upon, among other things, our stock price at the applicable date.

Option Price Range of Eligible Options	Number of Shares Underlying Eligible Options (Projected as of Exchange Date)	Weighted Average Exercise Price	Weighted Average Remaining Life of Eligible Options (years)	Exchange Ratio (Eligible Options Exchanged to Replacement Options)	Number of Shares Underlying Replacement Options (Projected as of Exchange Date)
$2.33 to $2.99	263,000	$2.85	4.60	1.60	164,374
$3.00 to $3.49	180,000	$3.21	6.16	2.00	90,000
$3.50 to $4.24	704,000	$4.03	5.51	2.00	351,999
$4.25 and greater	434,000	$7.14	2.87	4.00	108,499
TOTAL	1,581,000	$4.60	4.71	2.47	714,872

Recommendation

If this Proposal 5 is not approved by stockholders, the Director Option Exchange will not take place. All Eligible Options held by non-employee directors would then remain outstanding and in effect in accordance with their existing terms. We would continue to recognize compensation expense for these Eligible Options, even though they may have little or no incentive value. In addition, we believe that it is necessary to better align our directors’ interests with those of our stockholders, as well as to restore the incentive and retentive values to our employees that were intended by the grants of these Eligible Options that are now underwater. Therefore, if the Director Option Exchange as described herein is not approved, the Compensation Committee and Board of Directors will consider the implementation of alternative means to achieve the full range of desired alignment between the interests of our directors and our stockholders and to restore the incentive and retention values that were intended by the grants of these Eligible Options that are now underwater. Consequently, we believe that it is in the best interests of the Company that the stockholders approve the Director Option Exchange.

WE RECOMMEND A VOTE “FOR” THE OPTION EXCHANGE FOR

NON-EMPLOYEE DIRECTORS

PROPOSAL 6

Ratification of Independent Registered Public Accounting Firm

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ending December 31, 2011, 2010 and 2009. Our Audit Committee has appointed them to serve as our auditors for the fiscal year ending December 31, 2012. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2011 and 2010 may be found in “Audit Fees” below. Based on these disclosures and information in the Audit Committee Report provided elsewhere in this proxy statement, our Audit Committee is satisfied that PricewaterhouseCoopers LLP is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Dyax and its stockholders.

WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence.  Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors, except for Henry E. Blair, our Chairman of the Board, and Gustav Christensen, our President and Chief Executive Officer. When Mr. Christensen assumed the role of Chief Executive Officer in January 2009, we separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for our Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Because Mr. Blair, our Chairman, was an employee of the Company through December, 2011, and is therefore not “independent,” our Board of Directors has appointed the Chair of our Nominating and Corporate Governance Committee, Mary Ann Gray, as “Lead Director” to preside at all executive sessions of the Board.

Board Meetings and Committees.  Our Board of Directors held ten meetings during 2011, and the independent directors held executive sessions at three of the meetings of the Board. During 2011, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and all of our directors attended our 2011 annual meeting.

Stockholder Communications.  Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of our General Counsel, Andrew Ashe. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

Our Board of Directors has three standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee.  The Audit Committee has authority to select and engage our independent registered public accounting firm and is responsible for reviewing our audited financial statements, accounting processes and reporting systems. The Audit Committee also discusses the adequacy of our internal financial controls with our management and our independent registered public accounting firm. In addition, the Audit Committee is responsible for overseeing the independence of, and approving all services provided by, our independent registered public accounting firm.

The current members of the Audit Committee are Messrs. McLachlan (Chair), Fordyce, Lewis, Pucci and Dr. Gray.

Our Board of Directors has considered and concluded that each of the current members of the Audit Committee satisfies the independence and financial literacy and expertise requirements as defined by applicable NASDAQ Stock Market standards governing the qualifications of audit committee members. Additionally, our Board of Directors has determined that all of the members of the Audit Committee qualify as audit committee financial experts under the rules of the SEC.

The Audit Committee held five meetings during 2011. The Audit Committee operates under a written charter adopted by the Board, which is available on our website at www.dyax.com. For more information about the Audit Committee, including its audit services pre-approval procedures, see “Audit Committee Report” and “Audit Fees” below.

Compensation Committee.  Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers and directors, determining the compensation to be paid to our executive officers, other than our Chief Executive Officer, and administering our equity incentive and stock purchase plans. Our Compensation Committee recommends our Chief Executive Officer non-equity compensation, which is then subject to approval by the independent directors.

The current members of the Compensation Committee are Mr. Kempner (Chair) and Dr. Cohen. Susan Bayh was a member of the Compensation Committee until her resignation on March 30, 2012.

The Compensation Committee held six meetings during 2011. The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at www.dyax.com.

Nominating and Governance Committee.  Our Nominating and Governance Committee identifies individuals qualified to become Board members and a nominating sub-committee of this committee, consisting of some or all of the independent directors whose terms of office continue after the next annual meeting, recommends to the Board the director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board. Additionally, the Committee recommends to the Board the directors to be appointed to Board committees. The Committee also develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and to the Company and oversees the effectiveness of our corporate governance in accordance with those guidelines. The members of the Nominating and Governance Committee are Dr. Gray (Chair) and Messrs. Cohen, Fordyce, Kempner, Lewis, Pucci and McLachlan, each of whom the Board has determined meets the independence requirements as defined by applicable NASDAQ Stock Market standards governing the independence of directors. The current members of the Nominating Sub-Committee are Dr. Gray (Chair) and Mr. Fordyce. Ms. Bayh was a member of Nominating and Governance Committee and the Nominating Sub-Committee until her resignation on March 30, 2012. The Nominating and Governance Committee operates pursuant to a written charter, which is available on our website at www.dyax.com.

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members. Additionally, in selecting nominees for directors, the Nominating and Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters — Stockholder Recommendations for Director Nominations.” The Nominating and Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters — Deadline for Stockholder Proposals and Director Nominations.”

Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries made to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. The Committee then evaluates the prospective nominee against the standards and qualifications set out in our Corporate Governance Guidelines, which include among others:

•	whether the prospective nominee meets the independence requirements and audit committee qualifications defined under applicable NASDAQ Stock Market standards and audit committee financial expert requirements defined under applicable SEC rules and regulations;
•	the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;

•	the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and
•	the extent to which the prospective nominee holds any position that would conflict with a director’s responsibilities to Dyax.

Although the committee does not have a formal policy for considering diversity in identifying nominees for director, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints, perspectives and skills.

If the Committee’s initial evaluation is positive, the members of the Nominating Sub-Committee each interview the candidate. Upon completion of this evaluation and interview process, the Committee makes a recommendation to the full Board as to whether the candidate should be nominated by the Board and the Board determines whether to approve the nominee after considering the recommendation and report of the Committee.

In 2011 the Committee also conducted a separate process to identify and recruit new directors. The Committee appointed an Ad Hoc Committee to conduct this process, which began in April 2011. The Ad Hoc Committee worked with an independent consulting firm, Levin & Company, to identify potential candidates and to assist with the interview and recruitment process. The Ad Hoc Committee ultimately recommended to the full Committee Dr. Cohen and Mr. Pucci as nominees for the Board, and upon recommendation of the full Committee those nominees were elected directors as of November 1, 2011. In 2011, the Committee approved the director nominees for election at the 2011 annual meeting without a meeting of the Committee, and the members of the Ad Hoc Committee held six meetings.

Our Nominating and Governance Committee also fulfills the governance oversight role of the Board. Since the Committee consists of all the independent directors on the Board, every executive session held at a Board meeting is also a meeting where all of the members of the Committee meet independently of management to consider, among other matters, any governance issues. The Committee held executive sessions during ten of the Board meetings in 2011.

Risk Oversight.  The Board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate “risk owner” within the organization to enable the Board to understand our risk identification, risk management and risk mitigation strategies. When a Committee receives the report, the Chair of the relevant Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Certain Relationships and Related Transactions

Policy on Related Person Transactions

Our Board of Directors has adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transaction and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction (either as a direct party or by arranging the transaction) and the transaction involves more than $120,000. In adopting this policy, our Board expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that it or our Compensation Committee has expressly approved. We have not engaged in any transactions with related persons since the beginning of our last fiscal year.

Compensation Committee Interlocks and Insider Participation

During 2011, the Compensation Committee members were Mr. Kempner (Chair), Dr. Anagnostopoulos (whose term on the Committee expired at the 2011 annual meeting), Ms. Bayh (who resigned as of March 30, 2012) and Dr. Cohen (whose term on the Committee began in November 2011). Neither Mr. Kempner nor Dr. Cohen currently is, or formerly was, an officer or employee of Dyax. None of our executive officers served as a member of the Board of Directors or Compensation Committee of any other company that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

The following section provides biographical information as of March 1, 2012 about our current executive officers:

Name	Age	Position
Gustav Christensen	64	President and Chief Executive Officer
Ivana Magovcevic-Liebisch, PhD, JD	44	Executive Vice President and Chief Business Officer
George V. Migausky	57	Executive Vice President and Chief Financial Officer

Gustav Christensen is the President and Chief Executive Officer of Dyax and has been a director of Dyax since January 2009. From April 2008 through December 2008, Mr. Christensen served as Executive Vice President and Chief Business Officer of Dyax, where he oversaw the Company’s partnering strategy as well as other business development activities such as licensing and collaboration transactions. Previously, Mr. Christensen was Managing Director of Apeiron Partners, LLC, a boutique life sciences investment bank, from 2005 to 2008. He began his career as General Manager at Baxter Travenol Laboratories and left in 1983 to become the Vice President of Business Development at Genetics Institute Inc. from 1983 to 1988. Additionally, he has been the CEO or senior manager of several biopharmaceutical firms. Mr. Christensen received his Master of Science in Economics from the University of Aarhus (Denmark) and his Master of Business Administration from Harvard Business School.

Ivana Magovcevic-Liebisch, PhD, JD serves as our Executive Vice President and Chief Business Officer and has served as an executive officer of our Company since December 2005. In addition to managing the commercial operations of our business, Dr. Magovcevic-Liebisch also oversees the Legal and Business Development departments within Dyax, and serves as Assistant Secretary of the Board of Directors. She joined Dyax in April 2001 as Vice President of Intellectual Property and has held several different positions within the Company. Dr. Magovcevic-Liebisch was Director of Intellectual Property and Patent Counsel for Transkaryotic Therapies, Inc. from 1998 to 2001. Previously, she worked at Fish and Richardson and Lahive & Cockfield, two patent law firms in Boston, Massachusetts. Dr. Magovcevic-Liebisch holds a doctorate in genetics from Harvard University and a law degree from Suffolk University.

George V. Migausky has served as Executive Vice President and Chief Financial Officer since joining Dyax in August 2008. He is responsible for financial and administrative operations at Dyax. Prior to joining Dyax, Mr. Migausky served as CFO of Wellstat Management Company, a privately-held company responsible for the strategy, business development and operations of an affiliated group of five life science companies. From 1990 to 2004, he served as CFO at IGEN International where he was instrumental in preparing the Company for its initial public offering in 1994, its merger with F. Hoffman La Roche in 2004 and the simultaneous spinoff of BioVeris Corporation as an independent public company. He served as CFO of BioVeris through to 2008. Mr. Migausky received an MBA from Babson College and a BS from Boston College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this proxy statement, “Named Executive Officers” is intended to mean the individuals who served as our Chief Executive Officer and Chief Financial Officer during 2011, as well as the two other individuals named in the Summary Compensation Table following this discussion and analysis.

Executive Compensation Policies

The primary objectives of our executive compensation program are to attract, retain and reward executive officers who contribute to our long-term success, which is focused on the discovery, development and commercialization of novel biotherapeautics for unmet medical needs. Additionally, we seek to align compensation with the achievement of key business objectives. Incentive cash bonuses are included to encourage effective performance towards the achievement of these objectives. Executive compensation also includes equity awards, which provide incentives to maximize stockholder value and which reward performance that enhances stockholder value.

In implementing our executive compensation program, we seek to reward each executive’s achievement of designated objectives relating to Dyax’s annual and long-term performance and to individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. Accordingly, our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program.

Our compensation policies for executive officers, including our Named Executive Officers, are based on the same principles that guide our compensation programs for all employees:

•	We promote a “pay for performance” culture by structuring bonus and long-term incentive compensation in a manner that distinguishes between different levels of performance.
•	The level of bonus compensation is based on the achievement of clearly defined corporate and departmental goals developed in support of Dyax’s key business strategies. The corporate performance component of compensation is more heavily weighted for executive officers, including our Named Executive Officers, as they have a greater ability to influence Dyax’s results.
•	We strive to make our compensation decisions transparent by communicating openly with our employees regarding our compensation process, pay structure and performance objectives.
•	We seek to offer levels of compensation that are competitive with the compensation paid by our peer group of companies for comparable responsibilities and positions.
•	Our compensation policies provide our executive officers, including our Named Executive Officers, with incentives to remain with Dyax and to meet our long-term goals and increase stockholder value.

Compensation Risk

As part of its oversight of our compensation policies, the Compensation Committee considers the incentives created by our executive compensation program and the impact that our compensation policies could have on our overall risk profile. In addition, the Compensation Committee annually reviews our compensation policies and procedures to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its latest review, the Committee has concluded that our compensation policies and procedures do not create such risks.

Independent Compensation Consultants

To assist our Compensation Committee in executing our executive compensation policy, the Committee retained Radford Surveys + Consulting, a division of Aon Hewitt, as an independent compensation consultant.

For 2011, Radford prepared an extensive review and analysis of our executive compensation program, including a market analysis of each of the three main components of compensation — base salary, annual bonus and annual equity awards. As part of the review and analysis, Radford made recommendations to the Compensation Committee. However, Radford had no authority to make compensation decisions on behalf of the Committee or Dyax. Additionally, Radford was engaged to review our executive compensation practices with respect to industry best practices and to make recommendations for changes in our practices as appropriate.

Review and Analysis of Peer Group Data

At the end of each year, we review our executive compensation program against trends in the market and the compensation practices of our peer group. Companies selected for our peer group consist of publicly traded biotechnology companies with similar market capitalization, number of employees, stage of development and commercialization, and revenues.

With the assistance of Radford, we periodically review and update our list of peer companies for conformity with these measures. We undertook such a review in December 2010, when we thoroughly examined the Company’s historical peer companies along with commercial and late stage development companies in order to properly determine a new peer group of companies with whom we compete most directly for executive talent. As a result of this review, the Compensation Committee revised our peer group list to eliminate six companies that no longer conformed to our peer group profile and replaced them with four new companies with more comparable profiles. The companies eliminated from our prior peer group list were: Affymax, Arena Pharmaceuticals, Dendreon, Enzon Pharmaceuticals, Infinity Pharmaceuticals, and Xoma. The companies added were Allos Therapeutics, AMAG Pharmaceuticals, Auxillium Pharmaceuticals and Inspire Pharmaceuticals.

The full peer group established by our Compensation Committee to generate the competitive compensation survey data used to execute our executive compensation program for 2011 consisted of the following companies, which we refer to as “our peer group”:

•	Acorda Therapeutics
•	Allos Therapeutics
•	AMAG Pharmaceuticals
•	Ariad Pharmaceuticals
•	Auxillium Pharmaceuticals
•	BioMarin Pharmaceuticals
•	Idenix Pharmaceuticals
•	ImmunoGen
•	Inspire Pharmaceuticals
•	InterMune

•	Isis Pharmaceuticals
•	Maxygen
•	The Medicines Company
•	Onyx Pharmaceuticals
•	Progenics Pharmaceuticals
•	SciClone Pharmaceuticals
•	Theravance
•	ViroPharma
•	Xenoport
•	ZymoGenetics

For 2011, our Compensation Committee used the survey data generated by Radford from this peer group to gauge whether each element of our prospective executive compensation for 2011 accomplished our objective of maintaining a competitive compensation structure as compared with similarly situated companies in the biotechnology industry. In February 2011, survey data were considered by the Compensation Committee in making annual base salary adjustments for 2011 and in determining equity awards to reward performance for 2011.

Oversight of Our Executive Compensation Program

Our Compensation Committee of the Board of Directors has responsibility for establishing, implementing and maintaining the compensation program for our executive officers, as determined under the rules and regulations of NASDAQ, to approve all matters relating to the compensation of our executive officers, including our Named Executive Officers, and non-employee directors as well as certain matters for all employees.

Our Chief Executive Officer evaluates the performance of the other executive officers and their departments, including the other Named Executive Officers, and makes recommendations to our Compensation Committee based upon those evaluations and a review and analysis of competitive market data. However, our Compensation Committee ultimately determines the compensation to be paid to our executive officers, including our Chief Executive Officer and the other Named Executive Officers. The Committee maintains full discretion to modify the recommendations of our Chief Executive Officer in determining the type and amounts of compensation paid to each executive officer.

The Chief Executive Officer provides data but does not make recommendations to the Compensation Committee with respect to his own compensation and he is not present when the Compensation Committee independently discusses and determines his compensation. Annually, the Committee reviews the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, and makes a recommendation to the Board. The Committee also solicits the Board’s evaluation of the Chief Executive Officer’s performance annually, in light of those goals and objectives, and recommends to the Board the Chief Executive Officer’s compensation based on that evaluation. In establishing the long-term incentive components of the Chief Executive Officer’s compensation, the Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers in our peer group of companies, the awards given to the Chief Executive Officer in past years, and such other factors as the Committee may consider relevant. The Chief Executive Officer’s cash compensation and the goals and objectives relevant to that compensation are subject to final review and approval by the independent members of the Board.

Elements of Executive Compensation Program for 2011

Our compensation program for executive officers, including our Named Executive Officers, consists of the following elements:

•	annual base salary;
•	annual performance bonus payable in cash;
•	long-term incentives provided in the form of annual equity awards; and
•	standard employee benefits.

Our Compensation Committee does not have any pre-established policies relating to the allocation of these compensation elements within the total compensation of each executive. Instead, the amount of each element in comparison to the total compensation opportunity for each executive is largely based on competitive factors identified in the Committee’s review of the survey data from our peer group as well as on our historical compensation practices. Our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program. The following discussion describes how each of the individual elements of compensation fits into our overall compensation objectives and describes how and why compensation decisions for 2011 were made with respect to each element.

Say-on-Pay Consideration

At the 2011 annual meeting of stockholders, the stockholders were asked to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2011 annual meeting. Approximately 64% of the votes cast on the say-on-pay proposal (Proposal 2) were in favor of our named executive officer compensation, and a similar percentage voted in favor of our Board’s recommendation on the advisory vote frequency proposal (Proposal 3) that stockholders should have an advisory vote on our named executive officer compensation every three years. Our Board reviewed the vote results and accepted the vote of the substantial majority of our stockholders voting at the meeting concurring with our Board’s recommendation on the frequency of stockholder advisory votes. Our Board had made that recommendation based on its belief that our compensation program is straightforward and does not change much from year to year, and our Compensation Committee’s emphasis on compensation that emphasizes long-term performance. In particular, the Board had noted its concern that advisory votes on executive compensation would reflect corporate developments and changes in stock price in the prior year, both of which are often subject to external factors such as broader market conditions, government regulation and clinical developments that are largely out of our executives’ control. Accordingly, our Compensation Committee has continued to emphasize the importance of long term compensation of our executive officers by reducing the target for their base salaries to the market 50th percentile and increasing the percentage of their total compensation that is composed of bonus compensation and, in particular, equity compensation.

Base Salary

The principal objective of base salary is to provide our executive officers with a current and predictable level of income that is competitive with our industry and our peer group of companies. To remain competitive, we believe that base salaries should be targeted at the 50th percentile of the range of salaries of similarly situated executives in our peer group. Consequently, base salaries are evaluated annually by our Compensation Committee in accordance with this target and market data available with respect to our peer group, and then adjusted as necessary to take into account each executive’s individual performance, responsibilities and overall experience.

The market data reviewed by us at the beginning of 2011 indicated that the base salaries of each of our Named Executive Officers were consistent with our target of the 50th percentile of similarly situated executives (e.g., those with similar titles and/or responsibilities) in our peer group. Consequently, our Compensation Committee determined that it was not appropriate to significantly increase base salaries of executives for 2011. Instead, executive salaries were uniformly adjusted by 3% to reflect the average salary increases in the biotechnology/pharmaceutical sector.

Annual Bonus

Our Compensation Committee has the authority and discretion to award annual cash bonuses to our executive officers. The purpose of this bonus program is to provide an incentive for our executive officers to achieve the annual corporate and individual /departmental performance objectives developed from our annual business review and adjusted during the course of the year to reflect changes in our operating plans and strategy. Our annual cash bonus program is a key element of annual performance compensation for our executive officers. The annual bonus program is structured to provide competitive bonus opportunities to our executives so that we retain our existing executives and are positioned to compete for highly talented executives.

The Compensation Committee establishes a target bonus amount for each executive officer. This amount is calculated as a percentage of the officer’s base salary. In the first quarter of each year, the target bonus amount is reviewed and revised as necessary to realign target bonuses with competitive market compensation paid to similarly situated executives in our identified peer group and also to properly address individual responsibilities and experience. The extent to which these target amounts were achieved is based primarily upon an assessment of each executive’s achievement of corporate and individual/departmental performance goals. The table below sets forth the target bonus amount (as a percentage of base salary) for each of our Named Executive Officers for 2011, as well as the proportions of their target bonus amount that are based on the achievement of corporate goals and individual/departmental performance goals.

Named Executive Officer	Target Bonus Amount (% of Base Salary)	Proportion of Target Bonus Amount Based on Corporate Performance	Proportion of Target Bonus Amount Based on Individual/ Departmental Performance
Gustav Christensen	50%	100%	0%
Ivana Magovcevic-Liebisch	37.5%	50%	50%
George V. Migausky	37.5%	50%	50%
William E. Pullman	37.5%	50%	50%

Notwithstanding the target bonus amounts set in the first quarter of each year, the Compensation Committee retains full discretion to adjust individual target bonus amounts upwards for exceptional performance, and to otherwise adjust bonuses upwards or downwards to respond to changes in competitive compensation or other factors not measured by corporate or individual performance in any given year.

Corporate Performance

We score corporate performance for the purpose of compensation determinations based upon a level of performance (a score of 100%) that is presumed to reflect a solid year in which most of the annual objectives, and particularly high priority objectives, are met. With regard to the likelihood of achieving annual corporate objectives, for compensation purposes, we set the objectives at a level reasonably expected to be achieved with a good level of performance. The Compensation Committee exercises discretion in weighting the relative importance of the key annual objectives and determining the achievement of them, and considers the specific recommendations of the Chief Executive Officer in these matters. To the extent that the Compensation Committee determines that actual corporate performance exceeded expected performance levels, the Committee can exercise its discretion and establish a corporate performance score in excess of 100%.

In 2011, our strategic business objectives focused on (i) the commercialization of KALBITOR® (ecallantide) in the United States for the treatment of hereditary angioedema, (ii) expanding the KALBITOR life-cycle management program, (iii) establishing partnerships to obtain regulatory approval for and commercialize KALBITOR in major markets outside of the United States, (iv) advancing the development of pipeline products, and (v) further expanding our licensing and funded research program (LFRP). In line with this strategic focus, our key corporate objectives for 2011 and the key corporate accomplishments considered by the Compensation Committee in measuring performance against each objective were as follows:

•	Secure at least $24 million in gross sales of KALBITOR in the U.S.

For 2011, gross sales of KALBITOR in the U.S. were $23.9 million.

•	Significantly grow the number of patients with KALBITOR placed at their identified treatment site.

By year end, we had 731 patients with KALBITOR placed at their identified treatment site, representing a 114% increase during 2011.

•	Maintain adequate liquidity to support forecasted business operations through 2012.

As of December 31, 2011, cash, cash equivalents and short-term investments totaled $57.5 million, which is sufficient to support forecasted business operations beyond 2012.

•	Structure, negotiate and execute additional collaboration agreements covering the license and/or distribution of KALBITOR outside the U.S.

During 2011, we entered into an additional agreement with our strategic partner, Sigma-Tau SpA, covering the development and commercialization of KALBITOR throughout Latin America (excluding Mexico) and the Caribbean.

•	Secure sufficient LFRP revenues to satisfy ongoing obligations under the Company loan agreement with Cowen Healthcare Royalty Partners (Cowen).

During 2011, we earned approximately $15 million of revenue under the LFRP, allowing for payment of all LFRP-related debt obligations from current LFRP cash receipts.

•	Identify and implement a long-term facilities plan.

In July 2011, we signed a ten-year lease for approximately 45,000 square feet of space in Burlington, Massachusetts and in January 2012, upon termination of our prior lease, we completed the relocation of our headquarters and laboratory facility.

•	Complete a Company-wide professional development and training program.

During 2011, we launched a comprehensive organizational development program that included (i) a leadership development program and (ii) an online learning management system that included courses on pharmaceutical compliance and other critical policies and procedures.

•	Initiate a Phase 2 ACE-inhibitor induced angioedema clinical trial for ecallantide.

In August 2011, we commenced patient treatments in a dose-ranging Phase 2 clinical study exploring the use of ecallantide for the treatment of ACE-inhibitor induced angioedema.

•	Complete technical work and initiate preparation of Supplementary Biologics License Application (sBLA) for a higher-strength, single-shot formulation of KALBITOR.

During 2011, we completed all anticipated technical work associated with the preparation of the sBLA for single-shot injection. We also obtained clearance for conduct of the bioequivalence study protocol and submitted an IND amendment to the FDA intended to allow use of the single-shot formulation in clinical studies.

•	Complete necessary activities to support the Marketing Authorization Application (MAA) filing as necessary to maximize the potential for approval of ecallantide in Europe.

We timely completed all activities necessary to support the MAA filing and approval process. In November 2011, the MAA filing was withdrawn by our partner, Sigma-Tau.

•	Progress development of a fully human monoclonal antibody inhibitor of plasma kallikrein (pKal) and make a “go/no go” decision with respect to further development.

During 2011, we completed the planned series of pharmacokinetic, tolerability and preclinical studies relating to the pKal antibody and elected to continue the development of this antibody as a candidate to prophylactically treat HAE and related angioedemas.

These accomplishments reflect the dedication and efforts of all of our employees during 2011 and were considered by the Compensation Committee for the purpose of calculating the corporate component of the annual performance bonus for the Named Executive Officers. Based upon these considerations, the Compensation Committee determined that the corporate performance score for 2011 should be 100%.

Performance of Chief Executive Officer

In accordance with our compensation policies, and to appropriately reflect his ultimate responsibility for the achievement of our corporate goals, the annual bonus award for our Chief Executive Officer is calculated based on the corporate performance score.

Performance of Other Named Executive Officers

As noted above, in establishing the annual bonus award for each of our Named Executive Officers other than the Chief Executive Officer, the Compensation Committee also considers our Chief Executive Officer’s recommendations regarding individual performance of each such executive. For 2011, the level of individual performance of each executive was determined based upon the achievement of key objectives and goals assigned to the functional departments for which such executive is responsible.

Dr. Magovcevic-Liebisch’s individual performance was determined based upon key accomplishments by the Commercial, Business Development and Legal departments, each of which reports to Dr. Magovcevic-Liebisch. These key accomplishments included:

•	Delivered $23.9 million in gross sales of KALBITOR in the U.S.
•	Implemented two critical initiatives focused on increasing support services to KALBITOR patients, including the Patient Supply Drug program and KALBITOR Home Infusion ServicesSM.
•	Executed an a an additional agreement with our strategic partner, Sigma-Tau SpA, covering the development and commercialization of KALBITOR throughout Latin America (excluding Mexico) and the Caribbean, resulting in $4 million upfront cash.
•	Executed the Cowen transaction of $20 million at a significantly lower interest rate.
•	Delivered an LFRP intellectual property strategy to keep us competitive in the antibody space.
•	Led the Company-wide Organizational Development initiative.

Mr. Migausky’s individual performance was determined based upon key accomplishments by the Finance, Human Resources, Information Technology, Investor Relations and Facilities departments, each of which reports to Mr. Migausky. These key accomplishments included:

•	Managed cash resources of the Company ending the year with $57.5 million in cash and cash equivalents.
•	Led the cross-functional team responsible for relocating our headquarters from Cambridge to Burlington, resulting in significant annual savings to the Company.
•	Met all obligations and timelines for quarterly and annual SEC filings.
•	Raised the level of Dyax’s visibility in the investment community with existing and prospective investors.
•	Commenced expenditure reporting review in order to meet the requirements of the Federal Healthcare Provider Sunshine Act.
•	Supported the Cowen financing.

Dr. Pullman’s individual performance was determined based upon the achievement of key accomplishments by the Research and Development departments, each of which reports to Dr. Pullman. These key objectives and goals included:

•	Initiated a Phase 2 ACE-inhibitor induced angioedema clinical trial for ecallantide.
•	Completed technical work and initiate preparation of sBLA for single-shot injection.
•	Completed necessary activities to support the MAA filing in Europe.
•	Completed the planned series of pharmacokinetic, tolerability and preclinical studies relating to the pKal antibody.

As is the case for corporate performance, these departmental objectives and goals were set at a level that is reasonably likely to be achieved with a good level of performance. Performance ratings are established in accordance with a performance scale, under which target performance is scored at 100%. The Compensation Committee may also consider subjective performance criteria, including leadership, management, judgment and decision making skills, results orientation and communication. To the extent that an executive’s actual performance exceeded expected performance levels, the executive may receive an individual performance rating in excess of 100%.

For 2011, based upon the achievement of the key objectives and goals outlined above, the Compensation Committee approved individual performance ratings of 103% for Mr. Migausky, 104.5% for Dr. Magovcevic-Liebisch, and 102% for Dr. Pullman.

2011 Bonus Adjustment

For 2011, the annual bonus award for each of our Named Executive Officers was also affected by a management proposal to adjust the bonus compensation paid to all employees downward to 90% (the “2011 Bonus Adjustment”) in support of increased severance benefits for those employees affected by the realignment in February 2012.

Calculation of Annual Performance Bonus Amounts

In general, the target bonus amount for our Chief Executive Officer is calculated based entirely on our annual corporate performance score and the target bonus amount for our other Named Executive Officers is based equally (50/50) on our annual corporate performance score and the executive’s individual performance score. For 2011, the bonus was also affected by the 2011 Bonus Adjustment. As a result, the bonus for each Named Executive Officer was calculated as follows:

Named Executive Officer	2011 Salary (A)	Target Bonus (B)	Proportion of Target Bonus Based on Corporate Performance (C)	Corporate Performance Score (D)	Proportion of Target Bonus Based on Individual (Departmental) Performance (E)	Individual (Departmental) Performance Score (F)	2011 Bonus Adjustment (G)	2011 Bonus(1)
Gustav Christensen	$566,500	50.0%	100.00%	100.00%	0.00%	0.00%	90.00%	$254,925
Ivana Magovcevic-Liebisch	$387,918	37.5%	50.00%	100.00%	50.00%	104.50%	90.00%	$133,868
George V. Migausky	$355,136	37.5%	50.00%	100.00%	50.00%	103.00%	90.00%	$121,656
William Pullman	$355,136	37.5%	50.00%	100.00%	50.00%	102.00%	90.00%	$121,057

(1)	All bonuses were calculated based upon the following formula: (A)*(B) *[(C)*(D) + (E)*(F)] *(G). The 2011 bonus was paid to each of the Named Executive Officers in February 2012.

Equity Awards

Our use of equity-based compensation is intended to ensure that our executive officers have a continuing stake in the long-term performance and success of our Company. Our equity compensation plans have provided the principal method for our executive officers to acquire equity or equity-based interests in our Company. Historically, the primary form of equity compensation awarded by us and other companies in our peer group consisted almost entirely of incentive and non-qualified stock options. We selected this form of equity compensation because of its favorable accounting and tax treatments and the near universal expectation by employees in our industry that they would receive stock options. Beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), which requires the expensing of stock options. As a result, our Compensation Committee has considered alternative forms of equity compensation, such as restricted stock units and performance shares. For 2011, consistent with the survey data generated by Radford, we elected to continue our historical practice of granting equity awards only in the form of stock options. In February 2012, however, our Compensation Committee determined to include restricted stock units in the mix of 2012 annual equity awards and will continue to monitor the mix of options and alternative equity awards used in our industry.

We make annual equity award grants to our executive officers, including our Named Executive Officers, under our Amended and Restated 1995 Equity Incentive Plan, or the Plan. Annual equity awards serve the principal objective of aligning the long-term financial interests of our executive officers with those of our stockholders. To encourage retention and focus our executives on building long-term value for our stockholders, we structure our annual equity awards so that the executive’s interest in the award will become vested over a service period of multiple years. We also use annual equity grants to reward individual performance for the year as the size of an executive’s award will depend in part on his or her annual performance and achievement of individual goals for the year. Our practice has been to grant equity awards following our annual performance cycle at our regularly scheduled Board meeting in February of each year.

We have historically used the Black Scholes methodology to value our equity awards; however, beginning in 2009, we determined that the Black Scholes methodology needs to be balanced with potential stock ownership for determining appropriate equity compensation.

For 2011, Radford provided recommendations for target level awards for each of our Named Executive Officers at the 50th percentile of the market data for executive officers in our peer group. All equity awards granted in 2011, as disclosed in the Summary Compensation Table below, were made in the form of stock options.

Other Employee Benefits

We maintain medical, dental, vision, accidental death, disability, life insurance, a 401(k) plan and other customary benefits for all of our employees, as well as customary vacation, leave of absence and similar policies. Our executive officers, including our Named Executive Officers, are entitled to participate in these programs on the same basis as our other employees. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executive officers or employees; however, our Compensation Committee in its discretion may revise, amend or add to an executive officer’s benefits if it deems it advisable to do so at any time.

Retention Agreements

In December 2010 we entered into Retention Agreements with each of our Named Executive Officers, which superseded and replaced the employment agreements previously executed between the Company and the Named Executive Officers. These retention agreements provide for severance benefits in the event that the executive’s employment is terminated (i) by the Company at any time (before or after a change of control) for any reason other than cause, death or disability, or (ii) by the executive for good reason following a change of control. Forms of these Retention Agreements have been filed with the SEC. These agreements are important in the recruitment and retention of executive officers, as most of the companies in our peer group with which we compete for executive talent have similar agreements in place for their executive officers. These agreements are also intended to reinforce and encourage the continued attention of our executive officers to their assigned duties without distraction in the event of a proposed change in control transaction.

In the event that the executive’s employment is terminated prior to a change in control: (i) the executive will continue to receive full benefit coverage, including medical, dental and life insurance coverage, for 18 months (for the Chief Executive Officer) or for 9 months (for the other executives); (ii) the executive will continue to receive his or her base salary for 18 months (for the Chief Executive Officer) or for 9 months (for the other executives); (iii) the executive will receive, in a lump sum, the pro-rata portion of the executive’s performance bonus earned, if any, through the date of termination (or, if not determinable, then a pro-rata portion of the executive’s target bonus, based upon the number of calendar days the executive was employed during the fiscal year in which termination occurs); (iv) all of the executive’s outstanding stock options that are unvested will continue to vest for 18 months (for the Chief Executive Officer) or for 9 months (for the other executives); and (v) all of the executive’s outstanding stock options will remain exercisable for 21 months (for the Chief Executive Officer) and 12 months (for the other executives) but in no event beyond the maximum term of any stock options.

In the event that the executive’s employment is terminated after a change in control: (i) the executive will continue to receive full benefit coverage, including medical, dental and life insurance coverage, for 18 months (for the Chief Executive Officer) or for 12 months (for all other executives); (ii) the executive will receive, in a lump sum equal to a pro-rata portion of the executive’s target bonus (based upon the number of calendar days the executive was employed during such fiscal year) plus 100% of the executive’s base salary and target bonus (or 150% in the case of the Chief Executive Officer); (iii) all of the executive’s outstanding stock options that are unvested will vest immediately; and (iv) all of the executive’s outstanding stock options will remain exercisable for 21 months (for the Chief Executive Officer) or for 15 months (for the other executives) but in no event beyond the maximum term of any stock options.

Under these agreements, each executive officer agrees to execute a release of claims in a form satisfactory to us and not to compete against us or solicit employees or customers for a period ranging from 12 – 21 months following termination (for the Chief Executive Officer) or 12 – 15 months (for the other executives).

Each agreement continues in effect for three years from its effective date, subject to automatic one-year extensions thereafter unless one year prior notice is given of the Company’s intention not to extend the term of the agreement; provided, however, that in any event the agreement shall continue in effect for one year following a change in control that occurs during the term of the agreement.

A detailed discussion of the amounts payable to each executive under these agreements is provided later in this proxy statement under the heading “Potential Payments upon Termination or Change in Control.”

Pension Benefits and Nonqualified Deferred Compensation

We do not maintain qualified or non-qualified defined benefit plans or defined contribution plans or other deferred compensation plans for our executive officers or other employees.

Tax and Accounting Implications

Compensation Deductibility

Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its Chief Executive Officer and its four other most highly compensated officers. This provision excludes certain types of “performance based compensation” from the compensation subject to the limit. We do not expect to pay any of our covered employees salary and bonus for 2012 that could exceed $1,000,000. In addition, our Amended and Restated 1995 Equity Incentive Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted under the plan so that such awards will qualify for the exclusion from the limitation on deductibility for performance-based compensation. We believe, however, that in some circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of our Company and its stockholders. Given our industry and business, as well as the competitive market for outstanding executives, we believe that it is important for us to retain the flexibility to design compensation programs consistent with our executive compensation philosophy, even if some executive compensation is not fully deductible. Accordingly, the Compensation Committee may from time to time approve components of compensation for certain executives that are not fully deductible.

***********

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, in reliance on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors, and the Board has approved that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee, Thomas L. Kempner, Chair Ron Cohen

Summary Compensation Table

The following table sets forth information regarding compensation earned during 2011 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers. It also includes compensation earned by a former executive officer who left the Company in March 2012.

Collectively, the persons for whom information is provided below are referred to in this proxy statement as our “Named Executive Officers”:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total Compensation ($)
Gustav Christensen President and Chief Executive Officer	2011	566,500	254,925	709,260	7,467	(2)	1,538,152
	2010	550,000	275,000	1,051,250	7,314	(3)	1,883,564
	2009	495,192	350,000	1,236,620	7,458	(4)	2,089,270
Ivana Magovcevic-Liebisch Executive Vice President and Chief Business Officer	2011	387,918	133,868	230,869	8,070	(5)	760,725
	2010	376,620	149,706	399,475	7,890	(6)	933,691
	2009	365,500	191,966	247,365	7,890	(7)	812,721
George V. Migausky Executive Vice President and Chief Financial Officer	2011	355,136	121,656	230,869	9,672	(8)	717,333
	2010	344,793	129,944	399,475	9,672	(9)	883,884
	2009	334,375	175,744	90,701	9,672	(10)	610,492
William E. Pullman Executive Vice President and Chief Development Officer	2011	355,136	121,057	230,869	9,672	(11)	716,734
	2010	344,793	128,004	399,475	9,672	(12)	881,944
	2009	334,375	175,744	263,856	9,852	(13)	783,827

(1)	The amounts shown in this column represents the grant date fair value of options granted using the Black-Scholes Option Pricing Model.
(2)	Includes $3,903 in 401K company match and $3,564 in group term life insurance paid by Dyax.
(3)	Includes $3,750 in 401K company match and $3,564 in group term life insurance paid by Dyax.
(4)	Includes $3,894 in 401K company match and $3,564 in group term life insurance paid by Dyax.
(5)	Includes $7,350 in 401K company match and $540 in group term life insurance and $180 in other compensation paid by Dyax.
(6)	Includes $7,350 in 401K company match and $540 in group term life insurance paid by Dyax.
(7)	Includes $7,350 in 401K company match and $540 in group term life insurance paid by Dyax.
(8)	Includes $7,350 in 401K company match and $2,322 in group term life insurance paid by Dyax.
(9)	Includes $7,350 in 401K company match and $2,322 in group term life insurance paid by Dyax.
(10)	Includes $7,350 in 401K company match and $2,322 in group term life insurance paid by Dyax.
(11)	Includes $7,350 in 401K company match and $2,322 in group term life insurance paid by Dyax.
(12)	Includes $7,350 in 401K company match and $2,322 in group term life insurance paid by Dyax.
(13)	Includes $7,350 in 401K company match, $2,322 in group term life insurance and $180 in other compensation paid by Dyax.

Grants of Plan Based Awards for 2011

The following table sets forth certain information regarding all of the options awarded to our Named Executive Officers during 2011. All of these options were awarded under our Amended and Restated 1995 Equity Incentive Plan.

Named Executive Officers	Grant Date	Date of Compensation Committee Action	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Option Awards ($)(2)
Gustav Christensen	2/10/2011	2/10/2011	600,000	1.91	709,260
Ivana Magovcevic-Liebisch	2/9/2011	2/9/2011	190,000	1.91	230,869
George V. Migausky	2/9/2011	2/9/2011	190,000	1.91	230,869
William E. Pullman	2/9/2011	2/9/2011	190,000	1.91	230,869

(1)	Reflects the closing price of our common stock on the date of grant, except for the grant made to Mr. Christensen on February 10, 2011. On that day, the closing price was $1.87, however, the options’ strike price was set at $1.91 to be consistent with the options granted to the other Named Executive Officers on the previous day.
(2)	Grant date fair value is determined using the Black-Scholes Option Pricing Model.

Option Exercises and Stock Vested in 2011

During 2011, there were no options exercised by, and no stock awarded to or vested with, our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table summarizes the outstanding equity award holdings of our Named Executive Officers:

Named Executive Officers	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/Sh)	Option Expiration Date
Gustav Christensen	40,000	0	$3.84	03/13/17
	80,000	0	$4.52	04/26/17
	75,000	0	$4.20	07/02/17
	143,750	6,250	$4.15	02/13/18
	125,000	25,000	$3.96	08/07/18
	255,208	94,792	$3.63	01/02/19
	161,458	88,542	$2.09	05/14/19
	229,167	270,833	$3.22	02/10/20
	125,000	475,000	$1.91	02/10/21
	1,234,583	960,417
Ivana Magovcevic-Liebisch	7,812	0	$3.80	05/16/12
	18,281	0	$3.36	07/22/13
	40,000	0	$6.90	10/16/13
	60,000	0	$11.41	06/28/14
	60,000	0	$4.52	06/28/15
	12,500	0	$4.31	12/08/15
	60,000	0	$2.94	07/03/16
	50,000	0	$4.48	05/16/17
	60,000	0	$4.20	07/02/17
	19,583	417	$3.61	01/23/18
	76,667	3,333	$4.15	02/13/18
	20,833	4,167	$3.96	08/07/18
	106,250	43,750	$2.39	02/11/19
	87,083	102,917	$3.22	02/10/20
	39,583	150,417	$1.91	02/09/21
	718,592	305,001
George V. Migausky	83,333	16,667	$4.57	08/06/18
	38,958	16,042	$2.39	02/11/19
	87,083	102,917	$3.22	02/10/20
	39,583	150,417	$1.91	02/09/21
	248,957	286,043
William E. Pullman	100,000	0	$4.56	10/29/17
	95,833	4,167	$4.15	02/13/18
	113,333	46,667	$2.39	02/11/19
	87,083	102,917	$3.22	02/10/20
	39,583	150,417	$1.91	02/09/21
	435,832	304,168

Potential Payments upon Termination or Change in Control

The following tables shows the potential payments due to each of our Named Executive Officers who are current employees (i) upon termination of their employment prior to a change in control and (ii) upon termination of their employment within 12 months following a change of control; assuming such termination were to have occurred as of December 31, 2011.

	Termination Without Cause(1) Not in Connection with a Change of Control
Named Executive Officers	Salary ($)	Bonus ($)(2)	Benefits ($)(3)	Other ($)(4)	Value of Modified Equity Awards ($)(5)	Total ($)
Gustav Christensen	849,750	283,250	39,916	0	1,097,140	2,270,056
Ivana Magovcevic-Liebisch	290,939	145,469	20,507	16,039	178,555	651,509
George V. Migausky	266,353	133,176	19,967	8,765	186,798	615,059

(1)	“Cause” is defined as gross neglect in the performance of the executive’s duties or the commission by the executive of an act of dishonesty or moral turpitude in connection with his or her employment, as determined by our Board of Directors.
(2)	Represents lump sum payment made as of date of termination. Amount assumes either (i) 100% of the executive’s target bonus has been earned as of the date of termination, or (ii) that the amount earned is not determinable, in which case the executive is entitled to his or her annual target bonus, pro-rated based upon the portion of the calendar year that the executive was employed, which in this scenario is the entire year.
(3)	Consists of health, dental and vision benefits and life insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2011 and is valued at the premiums in effect on December 31, 2011.
(4)	Represents accrued vacation pay due to the executive officer as of December 31, 2011.
(5)	Represents the intrinsic value, as of December 31, 2011, of all options that will vest as a result of the termination of the executive officer’s employment.

	Termination Without Cause(1) Following a Change of Control
Named Executive Officers	Salary ($)	Bonus ($)(2)	Benefits ($)(3)	Other ($)(4)	Value of Modified Equity Awards ($)(5)	Total ($)
Gustav Christensen	849,750	708,125	39,916	0	1,519,415	3,117,206
Ivana Magovcevic-Liebisch	387,918	290,939	27,342	16,039	463,878	1,186,116
George V. Migausky	355,137	266,352	26,610	8,765	461,834	1,118,698

(1)	“Change in control” is defined as (a) the acquisition of 50% or more of our common stock (including shares convertible into common stock) by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), (b) a merger or similar combination after which 50% or more of our voting stock or any other surviving corporation that is a successor to us is not held by the persons having beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of us immediately prior to such merger or combination, or (c) the sale, lease, or exchange of all or substantially all of our property or assets, or (d) our dissolution or liquidation.
(2)	Amount represents 100% of the executive’s target bonus for the fiscal year in which termination of employment occurs, pro-rated by the number of calendar days the executive was employed during such fiscal year and 100% of the executive’s target bonus for the severance period covered.
(3)	Consists of health, dental and vision benefits and life insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2011 and is valued at the premiums in effect on December 31, 2011.
(4)	Represents accrued vacation pay due to the executive officer as of December 31, 2011.
(5)	Represents the intrinsic value, as of December 31, 2011, of all options that will vest as a result of the termination of the executive officer’s employment.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our directors during 2011.

	Fees Earned or Paid in Cash($)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Non-Employee Directors:
Constantine E. Anagnostopoulos(2)	13,125	156,854	(3)	0	13,125
Susan B. Bayh	55,000	0		0	55,000
Ron Cohen	13,125	21,793	(4)	0	34,918
James W. Fordyce	61,500	99,398	(5)	0	160,898
Mary Ann Gray	76,500	99,398	(5)	0	175,898
Thomas L. Kempner	62,500	99,398	(5)	0	161,898
Henry R. Lewis	57,500	0		0	57,500
David J. McLachlan	70,000	0		0	70,000
Paulo Pucci	14,375	21,793	(4)	0	36,168
Employee Directors(6):
Gustav Christensen	0	0		0	0
Henry E. Blair	0	66,265	(7)	0	66,265

(1)	The following aggregate number of option shares were subject to options outstanding as of December 31, 2011 for each director included in the table:

Director	Option Shares
Constantine E. Anagnostopoulos	152,500
Susan B. Bayh	176,000
Ron Cohen	25,000
James W. Fordyce	210,000
Mary Ann Gray	201,000
Henry R. Lewis	152,500
Thomas L. Kempner	210,000
David J. McLachlan	152,500
Paolo Pucci	25,000
Henry E. Blair	100,000 *

*	Excludes (a) outstanding options to purchase an aggregate of 995,000 shares issued to Mr. Blair in his former capacity as Chief Executive Officer of the Company, and (b) the option referenced in footnote (5) below.
(2)	Dr. Anagnostopoulos’ term as a director expired at the 2011 annual meeting.
(3)	This amount represents the incremental fair value calculated in accordance with FASB ASC Topic 718 related to the modification of Dr. Anagnostopoulos’ options, effective upon the expiration of his term as a director at the 2011 annual meeting.
(4)	This amount represents the grant date fair value of an option to purchase 25,000 shares granted during 2011 under the Black-Scholes Option Pricing Model.
(5)	This amount represents the grant date fair value of an option to purchase 75,000 shares granted during 2011 under the Black-Scholes Option Pricing Model.
(6)	Mr. Christensen receives no compensation for his service on the Board. All of his compensation is described above in this Proxy Statement under the heading “Executive Compensation.” Mr. Blair was an employee of the Company through December 31, 2011. During his employment, received the compensation described below under the heading “Employee Directors”, but he received no other fees or other compensation for his service as a director, other than his option awards.

(7)	This amount represents the grant date fair value of an option to purchase 50,000 shares that was granted to Mr. Blair in May 2011 for compensation as Chairman of the Board, under the Black-Scholes Option Pricing Model. The amount excludes $35,880, which represents the grant date fair value of an option to purchase 50,000 shares that was granted to Mr. Blair in March 2011, in order to compensate Mr. Blair for an option that should have been (but was not) granted to Mr. Blair in May 2010 in connection with his election as Chairman of the Board, in accordance with previously approved compensation policies. The option granted to Mr. Blair in March 2011 was structured to mirror the option that would have been granted to him in May 2010 had such option actually been granted. The fair value of this option was reporting in the Proxy Statement for the 2011 Annual Meeting of Stockholders as compensation paid for 2010.

Non-Employee Directors

We review the level of compensation of our non-employee directors on a bi-annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources, including:

•	publicly available data describing director compensation in peer companies;
•	survey data collected by our human resources department; and
•	information obtained directly from other companies.

Director Fees.  In February 2011, our Board revised the manner in which our non-employee directors are compensated. Going forward, those of our directors who are not employees of Dyax receive compensation for their services as directors as follows:

•	for service on the Board of Directors, each Director receives an annual retainer of $40,000;
•	each Director who serves on the Audit Committee receives an annual retainer of $12,500, except for the Chairman of the Audit Committee who receives an annual retainer of $25,000;
•	each Director who serves on the Compensation Committee receives an annual retainer of $7,500, except for the Chairman of the Compensation Committee who receives an annual retainer of $17,500;
•	each Director who serves on the Nominating & Governance Committee receives an annual retainer of $5,000, except for the Chairman of the Nominating & Governance Committee who receives an annual retainer of $10,000;
•	the Director serving as our Lead Director receives an annual retainer of $10,000; and
•	each Director who served on the Ad Hoc Committee related to our 2011 director selection and recruitment process received $1,000 per meeting attended in person and $500 per meeting attended by telephone conference call.

Stock Options.  In addition, our non-employee directors elected at any annual meeting automatically receive stock options under our Amended and Restated 1995 Equity Incentive Plan to purchase 25,000 shares of our common stock for each year of their three-year term. Non-employee directors elected between annual meetings automatically receive options to purchase 25,000 shares of our common stock for each year or portion of a year remaining in the three-year term of the class of directors to which they have been elected. Stock options granted by us to our non-employee directors have an exercise price equal to the closing price of our common stock on the date of the annual meeting, vest monthly based upon continued service over a three-year period, and expire ten years after the date of grant.

Employee Directors

Gustav Christensen, our President and Chief Executive Officer, and Henry Blair, our Chairman, served in dual capacities as both Directors and employees of Dyax during 2011. Mr. Christensen receives no compensation for his service on the Board. For his service as Chairman of the Board, Mr. Blair receives options to purchase 50,000 shares of our common stock for each year during which he serves in such capacity. These stock options have an exercise price equal to the closing price of our common stock on the date of the annual meeting, vest monthly based upon his continued service on the Board over the twelve months until the next annual meeting, and expire ten years after the date of grant. In addition to his compensation as a Director, Mr. Blair continued to serve as an employee until December 31, 2011, and in that capacity he was an advisor to Mr. Christensen, primarily in matters related to our research activities, pursuant to his employment agreement. In 2011, Mr. Blair received total compensation of $339,208 as our employee.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Dyax’s audited financial statements for the year ended December 31, 2011.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Dyax’s accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at www.dyax.com. The Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

In the course of its oversight of Dyax’s financial reporting process, the Audit Committee:

•	reviewed and discussed with management and PricewaterhouseCoopers LLP Dyax’s audited financial statements for the fiscal year ended December 31, 2011;
•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;
•	received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;
•	reviewed with management and PricewaterhouseCoopers LLP Dyax’s critical accounting policies;
•	discussed with management the quality and adequacy of Dyax’s internal controls;
•	discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and
•	considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with its maintaining its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Dyax’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

By the Audit Committee, David J. McLachlan, Chair James W. Fordyce Mary Ann Gray Henry R. Lewis Paulo Pucci

Audit Fees

PricewaterhouseCoopers LLP, an independent registered public accounting firm, examined our financial statements and internal control over financial reporting for the year ended December 31, 2011. The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2011 and 2010 are as follows:

	2011	2010
Audit Fees(1)	$534,000	$628,521
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$42,800	$16,500
All Other Fees(4)	$1,400	$1,292
Total	$578,200	$646,313

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consisted primarily of accounting consultations, services related to a business divestiture and other attestation services.
(3)	These fees were for services related to (a) tax compliance including sales and use taxes and (b) tax planning.
(4)	All other fees include technical research materials.

For fiscal years 2011 and 2010, we also incurred fees of $72,000 related to Protiviti, Inc., an external consulting firm retained to assist us in preparing for the audit of our internal control procedures under Section 404 of the Sarbanes-Oxley Act of 2002. This amount is in addition to the fees paid to PricewaterhouseCoopers LLP and does not reflect any allocation of the time and costs incurred internally in connection with the audit of our internal control procedures. All fees have been approved by our Audit Committee.

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

All of the non-audit services rendered by PricewaterhouseCoopers LLP with respect to the 2011 fiscal year were pre-approved by the Audit Committee in accordance with this policy.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee should provide the following information to the Chair of the Nominating and Governance Committee, Dyax Corp., 55 Network Drive, Burlington, Massachusetts 01803: (a) a brief statement outlining the reasons the nominee would be an effective director for Dyax; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other Board of Directors and board committees on which the candidate has served during that period, (iii) the number of shares of Dyax stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Dyax; and (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of Dyax shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Dyax stock that the stockholder and any such other beneficial owner beneficially own. The Committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in Dyax’s proxy materials for the 2013 Annual Meeting of Stockholders, it must be received by Dyax at 55 Network Drive, Burlington, Massachusetts 01803 (or such other address as is listed as Dyax’s primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than December 12, 2012.

In addition, Dyax’s Bylaws require a stockholder who wishes to bring business before or propose director nominations at the 2013 Annual Meeting of Stockholders to give advance written notice to Dyax’s Secretary not less than 45 days nor more than 60 days before the meeting; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Assuming the 2013 Annual Meeting of Stockholders is held on May 10, 2013, this would require that the advance written notice would need to be given between March 11, 2013 and March 26, 2013.

Appendix A

As amended through March 24, 2010

DYAX CORP.

AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

Section 1.  Purpose

The purpose of the Dyax Corp. 1995 Equity Incentive Plan (the “Plan”) is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  Definitions

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

“Committee” means the Compensation Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan or a specified portion thereof; provided, however, that in any instance the Board of Directors may take away any action delegated to the Committee hereunder. If a Committee is authorized to grant Awards to a Reporting Person or a “covered employee” within the meaning of Section 162(m) of the Code, each member shall be a “Non-Employee Director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” or the equivalent within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

“Company” means Dyax Corp., a Delaware corporation.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

“Effective Date” means July 13, 1995.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision, and any regulation thereunder.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

“Other Stock-Based Award” means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Cycle” or “Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

“Performance Goals” means with respect to any Performance Cycle, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Cycle or within such period after the beginning of the Performance Cycle as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m): (i) increases in the price of the Common Stock, (ii) product or service sales or market share, (iii) revenues, (iv) return on equity, assets, or capital, (v) economic profit (economic value added), (vi) total shareholder return, (vii) costs, (viii) expenses, (ix) margins, (x) earnings or earnings per share, (xi) cash flow, (xii) cash balances (xiii) customer satisfaction, (xiv) operating profit, (xv) research and development progress, (xvi) clinical trial progress, (xvii) licensing, (xviii) product development, (xix) manufacturing, or (xx) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Shares” mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

“Reporting Person” means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

“Restricted Period” means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

“Restricted Stock” means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

“Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

“Stock Unit” means an award of Common Stock or units, including without limitation units of Restricted Stock, that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

“Transferable for value” means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

Section 3.  Administration

The Plan shall be administered by the Committee; provided, however, that in any instance the Board of Directors may take any action delegated hereunder to the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  Eligibility

All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

Section 5.  Stock Available for Awards

(a)  Subject to adjustment under subsection (b), and after giving effect to the 0.652-for-one reverse stock split of the Company’s Common Stock affected in March 1998, Awards may be made under the Plan for up to Eighteen Million Three Hundred FiftyThousand (18,350,000) shares of Common Stock, which number includes shares previously issued upon exercise of options granted under the Plan. The maximum number of shares of Common Stock subject to Awards that may be granted to any Participant shall not exceed 750,000 shares in the aggregate in any calendar year, except that for grants to a new employee during the calendar year in which his or her service as an employee first commences such number shall not exceed 1,500,000 shares, and that both limits are subject to adjustment under subsection (b). If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)  In the event that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock then an equitable adjustment shall be made (subject, in the case of Incentive Stock Options, to any limitation required under the Code) to any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing as determined by the Committee to be appropriate, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options

(a)  Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code or any successor provision and any regulations thereunder. No Incentive Stock Option may be granted hereunder more than ten years after the last date on which the Plan was approved for purposes of Section 422 of the Code.

(b)  The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

(c)  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d)  No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

(e)  The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  Stock Appreciation Rights

(a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option shall have an exercise price not less than 100% of the Fair Market Value of the Common Stock on the date of award may be granted at such exercise prices as the Committee may determine. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

(b)  An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in any stock market in which the Common Stock is usually traded.

Section 8.  Performance Shares

(a)  Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

(b)  The Committee shall establish Performance Goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(c)  As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock

(a)  Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b)  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

Section 10.  Stock Units

(a)  Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

(b)  Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  Other Stock-Based Awards

(a)  Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

(b)  The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  General Provisions Applicable to Awards

(a)  Documentation.  Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b)  Committee Discretion.  Each type of Award may be made alone, in addition to or in relation to any other type of Award, in the discretion of the Committee. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter, including without limitation any determination regarding the achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award.

(c)  Settlement.  The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property, and the manner of determining the amount or value thereof. Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine. The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

(d)  Dividends and Cash Awards.  In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e)  Termination of Service.  The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or other service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. Unless the Committee otherwise provides in any case, a Participant’s employment or other service shall have terminated for purposes of this Plan at the time the entity by which the Participant is employed or to which he or she renders such service ceases to be an Affiliate of the Company.

(f)  Change in Control.  In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(g)  Loans.  The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

(h)  Withholding Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i)  Foreign Nationals.  Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j)  Amendment of Award.  The Committee may amend, modify or terminate any outstanding Award, including changing the date of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

(k)  Limitations on Transferability of Awards.  No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code.

(l)  Section 409A.  No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code and any regulations thereunder.

Section 13.  Miscellaneous

(a)  No Right To Employment.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate. Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

(b)  No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c)  Effective Date.  Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

(d)  Amendment of Plan.  The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Committee determines to be necessary or advisable.

(e)  Governing Law.  The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

DYAX CORP.
55 NETWORK DRIVE
BURLINGTON, MA 01803

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:			
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Ron Cohen, M.D. 02 David J. McLachlan 03 Paolo Pucci

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000132427_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

DYAX CORP.
Annual Meeting of Stockholders
May 9, 2012 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Dyax Corp. hereby appoints Gustav Christensen, George Migausky, Ivana Magovcevic-Liebisch and Nathaniel S. Gardiner, or any one of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the "2012 Annual Meeting") to be held at 2:00 p.m., local time on Wednesday, May 9, 2012, at the offices of Dyax Corp., 55 Network Drive, Burlington, Massachusetts 01803, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the amendment to Dyax's Amended and Restated 1995 Equity Incentive Plan increasing the number of shares of Common Stock available for issuance as described in Proposal 2, FOR approval of a stock option exchange for non-executive employees as described in Proposal 3, FOR approval of a stock option exchange for executive officers as described in Proposal 4, FOR approval of a stock option exchange for non-employee directors as described in Proposal 5, and FOR ratification of the appointment of Dyax's independent registered public accounting firm as described in Proposal 6, and in accordance with the determination of a majority of the Board of Directors as to any other matters that may properly come before the meeting or any adjournments thereof. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the 2012 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2012 Annual Meeting.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

Continued and to be signed on reverse side

0000132427_2 R1.0.0.11699